Exhibit 10.1

Summary Plan Description

PPO Executive Plan

for

Group Number: 706344

Effective Date: January 1, 2010

Table of Contents

Introduction	1
How to Use this Document	1
Information about Defined Terms	1
Your Contribution to the Benefit Costs	1
Customer Service and Claims Submittal	1

Section 1: What’s Covered—Benefits	3
Accessing Benefits	3
Copayment	3
Eligible Expenses	4
Payment Information	5
Annual Deductible	5
Out-of-Pocket Maximum	5
Maximum Plan Benefit	5
Benefit Information	6
1. Acupuncture Services	6
2. Ambulance Services - Emergency only	6
3. Dental Services - Accident only	7
4. Durable Medical Equipment	8
5. Emergency Health Services	9
6. Hearing Aids	10
7. Home Health Care	11
8. Hospice Care	12
9. Hospital - Inpatient Stay	12
10. Infertility Services	13
11. Injections received in a Physician’s Office	13
12. Maternity Services	14
13. Mental Health Services	15
14. Neurobiological Disorders - Mental Health Services for Autism Spectrum Disorders	16
15. Nutritional Counseling	18
16. Ostomy Supplies	18
17. Outpatient Surgery, Diagnostic and Therapeutic Services	19
18. Physician’s Office Services	21
19. Professional Fees for Surgical and Medical Services	22
20. Prosthetic Devices	22
21. Reconstructive Procedures	23
22. Rehabilitation Services - Outpatient Therapy	23
23. Skilled Nursing Facility/Inpatient Rehabilitation Facility Services	24
24. Spinal Treatment	24
25. Substance Use Disorder Services	25
26. Temporomandibular Joint Dysfunction (TMJ)	26
27. Transplantation Services	27
28. Urgent Care Center Services	28
29. Cancer Resource Services	29
30. Nutrition	30

Section 2: What’s Not Covered—Exclusions	31
How We Use Headings in this Section	31
We Do not Pay Benefits for Exclusions	31

i

A. Comfort or Convenience	31
B. Drugs (covered through Pharmacy Benefit Provider)	31
C. Mental Health/Substance Use Disorder	31
D. Physical Appearance	32
E. Providers	32
F. Services Provided under Another Plan	32
G. All Other Exclusions	32

Section 3: Description of Network and Non-Network Benefits	33
Network Benefits	33
Non-Network Benefits	34
Your Responsibility for Notification	35
Emergency Health Services	35

Section 4: When Coverage Begins	36
How to Enroll	36
If You Are Hospitalized When Your Coverage Begins	36
If You Are Eligible for Medicare	36
Who is Eligible for Coverage	37
Eligible Person	37
Dependent	37
When to Enroll and When Coverage Begins	38
Initial Enrollment Period	38
Open Enrollment Period	38
New Eligible Persons	38
Adding New Dependents	39
Special Enrollment Period	40

Section 5: How to File a Claim	41
If You Receive Covered Health Services from a Network Provider	41
Filing a Claim for Benefits	41

Section 6: Questions, Complaints and Appeals	44
What to Do First	44
How to Appeal a Claim Decision	44
Appeal Process	45
Appeals Determinations	45
Urgent Claim Appeals that Require Immediate Action	45
Voluntary External Review Program	46

Section 7: Coordination of Benefits	47
Benefits When You Have Coverage under More than One Plan	47
When Coordination of Benefits Applies	47
Definitions	47
Order of Benefit Determination Rules	49
Effect on the Benefits of this Plan	50
Right to Receive and Release Needed Information	51
Payments Made	51
Right of Recovery	52

ii

Section 8: When Coverage Ends	53
General Information about When Coverage Ends	53
Events Ending Your Coverage	54
The Entire Plan Ends	54
You Are No Longer Eligible	54
The Claims Administrator Receives Notice to End Coverage	54
Participant Retires or Is Pensioned	54
Other Events Ending Your Coverage	55
Fraud, Misrepresentation or False Information	55
Material Violation	55
Improper Use of ID Card	55
Failure to Pay	55
Threatening Behavior	55
Coverage for a Handicapped Child	56
Extended Coverage for Total Disability	56
Extended Coverage for Full-time Students	56
Continuation of Coverage	57
Continuation Coverage under Federal Law (COBRA)	57
Qualifying Events for Continuation Coverage under Federal Law (COBRA)	57
Notification Requirements and Election Period for Continuation Coverage under Federal Law (COBRA)	58
Terminating Events for Continuation Coverage under Federal Law (COBRA)	59

Section 9: General Legal Provisions	61
Plan Document	61
Relationship with Providers	61
Your Relationship with Providers	61
Incentives to Providers	62
Incentives to You	62
Rebates and Other Payments	62
Interpretation of Benefits	62
Administrative Services	63
Amendments to the Plan	63
Clerical Error	63
Information and Records	63
Examination of Covered Persons	64
Workers’ Compensation not Affected	64
Medicare Eligibility	64
Subrogation and Reimbursement	65
Refund of Overpayments	66
Limitation of Action	67

Section 10: Glossary of Defined Terms	68

iii

Introduction

We are pleased to provide you with this Summary Plan Description (SPD). This SPD describes your Benefits, as well as your rights and responsibilities, under the Plan. There are other medical plans offered by Stein Mart based on eligibility. In case of conflict between the summary plan document and the plan document, the plan acknowledges that the plan document takes precedence and will prevail.

How to Use this Document

We encourage you to read your SPD and any attached Riders and/or Amendments carefully.

We especially encourage you to review the Benefit limitations of this SPD by reading (Section 1: What’s Covered—Benefits) and (Section 2: What’s Not Covered—Exclusions). You should also carefully read (Section 9: General Legal Provisions) to better understand how this SPD and your Benefits work. You should call the Claims Administrator if you have questions about the limits of the coverage available to you.

Many of the sections of the SPD are related to other sections of the document. You may not have all of the information you need by reading just one section. We also encourage you to keep your SPD and any attachments in a safe place for your future reference.

Please be aware that your Physician does not have a copy of your SPD and is not responsible for knowing or communicating your Benefits.

Information about Defined Terms

Because this SPD is a legal document, we want to give you information about the document that will help you understand it. Certain capitalized words have special meanings. We have defined these words in (Section 10: Glossary of Defined Terms). You can refer to Section 10 as you read this document to have a clearer understanding of your SPD.

When we use the words “we”, “us”, and “our” in this document, we are referring to the Plan Sponsor. When we use the words “you” and “your” we are referring to people who are Covered Persons as the term is defined in (Section 10: Glossary of Defined Terms).

Your Contribution to the Benefit Costs

The Plan may require the Participant to contribute to the cost of coverage. Contact your benefits representative for information about any part of this cost you may be responsible for paying.

Customer Service and Claims Submittal

Please make note of the following information that contains Claims Administrator department names and telephone numbers.

Customer Service Representative (questions regarding Coverage or procedures): As shown on your ID card.

Prior Notification: As shown on your ID card.

Mental Health/Substance Use Disorder Services Designee: As shown on your ID card.

Claims Submittal Address:
UnitedHealthcare Insurance Company Attn: Claims PO Box 740800 Atlanta, Georgia 30374-0800

Requests for Review of Denied Claims and Notice of Complaints: Name and Address For Submitting Requests:
UnitedHealthcare Insurance Company PO Box 30432 Salt Lake City, Utah 84130-0432

Section 1: What’s Covered—Benefits

This section provides you with information about:

•   Accessing Benefits.

•   Copayments and Eligible Expenses.

•   Annual Deductible, Out-of-Pocket Maximum and Maximum Plan Benefit.

•   Covered Health Services. We pay Benefits for the Covered Health Services described in this section unless they are listed as not covered in (Section 2: What’s Not Covered—Exclusions).

•   Covered Health Services that require you to notify the Claims Administrator before you receive them.

Accessing Benefits

You can choose to receive either Network Benefits or Non-Network Benefits. To obtain Network Benefits you must see a Network Physician or other Network provider.

You must show your identification card (ID card) every time you request health care services from a Network provider. If you do not show your ID card, Network providers have no way of knowing that you are enrolled under the Plan. As a result, they may bill you for the entire cost of the services you receive. For details about when Network Benefits apply, see (Section 3: Description of Network and Non-Network Benefits).

Benefits are available only if all of the following are true:

•	Covered Health Services are received while the Plan is in effect.

•	Covered Health Services are received prior to the date that any of the individual termination conditions listed in (Section 8: When Coverage Ends) occurs.

•	The person who receives Covered Health Services is a Covered Person and meets all eligibility requirements specified in the Plan.

Depending on the geographic area and the service you receive, you may have access through the Claims Administrator’s Shared Savings Program to non-Network providers who have agreed to discount their charges for Covered Health Services. If you receive Covered Health Services from these providers, and if your Copayment is expressed as a percentage of Eligible Expenses for Non-Network Benefits, that percentage will remain the same as it is when you receive Covered Health Services from non-Network providers who have not agreed to discount their charges; however, the total that you owe may be less when you receive Covered Health Services from Shared Savings Program providers than from other non-Network providers, because the Eligible Expenses may be a lesser amount.

Copayment

Copayment is the amount you pay each time you receive certain Covered Health Services. For a complete definition of Copayment, see (Section 10: Glossary of Defined Terms). Copayment amounts are listed on the following pages next to the description for each Covered Health Service. Please note that when Copayments are calculated as a percentage (rather than as a set dollar amount) the percentage is based on Eligible Expenses.

Eligible Expenses

Eligible Expenses for Covered Health Services, incurred while the Plan is in effect, are determined by us or by our designee. In almost all cases our designee is the Claims Administrator. For a complete definition of Eligible Expenses that describes how payment is determined, see (Section 10: Glossary of Defined Terms).

We have delegated to the Claims Administrator the discretion and authority to determine on our behalf whether a treatment or supply is a Covered Health Service and how the Eligible Expense will be determined and otherwise covered under the Plan.

For Network Benefits, you are not responsible for any difference between the Eligible Expenses and the amount the provider bills. For Non-Network Benefits, you are responsible for paying, directly to the non-Network provider, any difference between the amount the provider bills you and the amount we will pay for Eligible Expenses.

Special Note Regarding Medicare

If you are enrolled for Medicare on a primary basis (Medicare pays before we pay Benefits under the Plan), the notification requirements described in this SPD do not apply to you. Since Medicare is the primary payer, we will pay as secondary payer as described in (Section 7: Coordination of Benefits). You are not required to notify the Claims Administrator before receiving Covered Health Services.

Payment Information

Payment Term	Description	Amounts

Annual Deductible	The amount you pay for Covered Health Services before you are eligible to receive Benefits.	Network No Annual Deductible.

Non-Network No Annual Deductible.

Out-of- Pocket Maximum	The maximum you pay, out of your pocket, in a calendar year for Copayments.	Network No Out-of-Pocket Maximum.
Non-Network No Out-of-Pocket Maximum.

Maximum Plan Benefit	The maximum amount we will pay for excess Benefits during the entire period of time you are enrolled under the Plan.	Combined Network and Non-Network Tier 1 - $25,000 per family per calendar year. Tier 2 - $10,000 per family per calendar year. Combined Network and Non-Network $2,000,000 per Covered Person.

Benefit Information

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
1. Acupuncture Services	Network
Acupuncture services for pain therapy when performed by a provider in the provider’s office.	No	0%	N/A	N/A

	Non-Network No	0%	N/A	N/A
2. Ambulance Services - Emergency only	Network
Emergency ground or air ambulance transportation by a licensed ambulance service to the nearest Hospital where Emergency Health Services can be performed.	No	0% per transport	N/A	N/A
Non-Network
	No	0% per transport	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
3. Dental Services - Accident only Dental services when all of the following are true:	Network No	0%	N/A	N/A

• Treatment is necessary because of accidental damage. • Dental services are received from a Doctor of Dental Surgery, “D.D.S.” or Doctor of Medical Dentistry, “D.M.D.”. The dental damage is severe enough that initial contact with a Physician or dentist occurred within 72 hours of the accident. Benefits are available only for treatment of a sound, natural tooth. The Physician or dentist must certify that the injured tooth was:	Non-Network No	0%	N/A	N/A

•   A virgin or unrestored tooth, or

•   A tooth that has no decay, no filling on more than two surfaces, no gum disease associated with bone loss, no root canal therapy, is not a dental implant and functions normally in chewing and speech.

Dental services for final treatment to repair the damage must be both of the following:

•   Started within three months of the accident.

•   Completed within 12 months of the accident.

Please note that dental damage that occurs as a result of normal activities of daily living or extraordinary use of the teeth is not considered an “accident”. Benefits are not available for repairs to teeth that are injured as a result of such activities.

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
4. Durable Medical Equipment Durable Medical Equipment that meets each of the following criteria:	Network No	0%	N/A	N/A

•   Ordered or provided by a Physician for outpatient use.

•   Used for medical purposes.

•   Not consumable or disposable.

•   Not of use to a person in the absence of a disease or disability.

Examples of Durable Medical Equipment include:

•   Equipment to assist mobility, such as a standard wheelchair.

•   A standard Hospital-type bed.

•   Oxygen and the rental of equipment to administer oxygen (including tubing, connectors and masks).

•   Delivery pumps for tube feedings (including tubing and connectors).

•   Braces, including necessary adjustments to shoes to accommodate braces. Braces that stabilize an Injured body part and braces to treat curvature of the spine are considered Durable Medical Equipment and are a Covered Health Service. Braces that straighten or change the shape of a body part are orthotic devices, and are excluded from coverage.

	Non-Network No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?

•   Mechanical equipment necessary for the treatment of chronic or acute respiratory failure (except that air-conditioners, humidifiers, dehumidifiers, air purifiers and filters, and personal comfort items are excluded from coverage).

5. Emergency Health Services Services that are required to stabilize or initiate treatment in an Emergency. Emergency Health Services must be received on an outpatient basis at a Hospital or Alternate Facility.	Network No	0%	N/A	N/A

You will find more information about Benefits for Emergency Health Services in (Section 3: Description of Network and Non-Network Benefits).	Non-Network No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
6. Hearing Aids	Network
The Plan pays Benefits for hearing aids required for the correction of a hearing impairment (a reduction in the ability to perceive sound which may range from slight to complete deafness). Hearing aids are electronic amplifying devices designed to bring sound more effectively into the ear. A hearing aid consists of a microphone, amplifier and receiver.	No	0%	N/A	N/A

Benefits are available for a hearing aid that is purchased as a result of a written recommendation by a Physician. Benefits are provided for the hearing aid and for charges for associated fitting and testing.

Benefits do not include bone anchored hearing aids. Bone anchored hearing aids are a Covered Health Service for which Benefits are available under the applicable medical/surgical Covered Health Services categories in this section only for Covered Persons who have either of the following:

•   craniofacial anomalies whose abnormal or absent ear canals preclude the use of a wearable hearing aid; or

•   hearing loss of sufficient severity that it would not be adequately remedied by a wearable hearing aid.

	Non-Network No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
7. Home Health Care	Network
Services received from a Home Health Agency that are both of the following: • Ordered by a Physician. • Provided by or supervised by a registered nurse in your home.	No	0%	N/A	N/A
Benefits for Home Health Agency services include private duty nursing. Skilled care is skilled nursing, skilled teaching, and skilled rehabilitation services when all of the following are true: • It must be delivered or supervised by licensed technical or professional medical personnel in order to obtain the specified medical outcome, and provide for the safety of the patient. • It is ordered by a Physician. • It requires clinical training in order to be delivered safely and effectively.	Non-Network No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out- of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
8. Hospice Care	Network
Hospice care that is recommended by a Physician. Hospice care is an integrated program that provides comfort and support services for the terminally ill. Hospice care includes physical, psychological, social and spiritual care for the terminally ill person, and short-term grief counseling for immediate family members. Benefits are available when hospice care is received from a licensed hospice agency.	No	0%	N/A	N/A
	Non-Network
	No	0%	N/A	N/A
9. Hospital - Inpatient Stay	Network
Inpatient Stay in a Hospital. Benefits are available for: • Services and supplies received during the Inpatient Stay. • Room and board. Benefits for Physician services are described under Professional Fees for Surgical and Medical Services.	No	0%	N/A	N/A
	Non-Network
	No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
10. Infertility Services	Network
Services for the treatment of infertility when provided by or under the direction of a Physician.	No	0%	N/A	N/A
Non-Network
	No	0%	N/A	N/A
11. Injections received in a Physician’s Office	Network
Benefits are available for injections received in a Physician’s office when no other health service is received, for example allergy immunotherapy.	No	0% per injection	N/A	N/A
Non-Network
	No	0% per injection	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
12. Maternity Services	Network

Benefits for Pregnancy will be paid at the same level as Benefits for any other condition, Sickness or Injury. This includes all maternity-related medical services for prenatal care, postnatal care, delivery, and any related complications.

There are special prenatal programs to help during Pregnancy. They are completely voluntary and there is no extra cost for participating in the programs. To sign up, you should notify the Claims Administrator during the first trimester, but no later than one month prior to the anticipated childbirth.

	No	Same as Physician’s Office Services, Professional Fees, Hospital-Inpatient Stay, Outpatient Diagnostic and Therapeutic Services.

We will pay Benefits for an Inpatient Stay of at least:

•   48 hours for the mother and newborn child following a normal vaginal delivery.

•   96 hours for the mother and newborn child following a cesarean section delivery.

If the mother agrees, the attending provider may discharge the mother and/or the newborn child earlier than these minimum time frames.

Non-Network
	No	Same as Physician’s Office Services, Professional Fees, Hospital-Inpatient Stay, Outpatient Diagnostic and Therapeutic Services.

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
13. Mental Health Services	Network
Mental Health Services include those received on an inpatient or Intermediate Care basis in a Hospital or Alternate Facility, and those received on an outpatient basis in a provider’s office or at an Alternate Facility. Benefits for Mental Health Services include:	No	0%	N/A	N/A

¡ mental health evaluations and assessment;

¡ diagnosis;

¡ treatment planning;

¡ referral services;

¡ medication management;

¡ inpatient services;

¡ partial hospitalization/day treatment;

¡ intensive outpatient treatment;

¡ services at a Residential Treatment Facility;

¡ individual, family and group therapeutic services; and

¡ crisis intervention.

The Mental Health/Substance Use Disorder Designee, who will authorize the services, will determine the appropriate setting for the treatment. If an Inpatient Stay is required, it is covered on a Semi-private Room basis.

Referrals to a Mental Health provider are at the sole discretion of the Mental Health/Substance Use Disorder Designee, who is responsible for coordinating all of your care. Mental Health Services must be authorized and overseen by the Mental Health/Substance Use Disorder Designee. Contact the Mental Health/Substance Use Disorder Designee regarding Benefits for Mental Health Services.

	Non-Network
	No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
14. Neurobiological Disorders - Mental Health Services for	Network
Autism Spectrum Disorders	No	0%	N/A	N/A

The Plan pays Benefits for psychiatric services for Autism Spectrum Disorders that are both of the following:

¡ Provided by or under the direction of an experienced psychiatrist and/or an experienced licensed psychiatric provider; and

¡ Focused on treating maladaptive/stereotypic behaviors that are posing danger to self, others and property and impairment in daily functioning.

These Benefits describe only the psychiatric component of treatment for Autism Spectrum Disorders. Medical treatment of Autism Spectrum Disorders is a Covered Health Service for which Benefits are available under the applicable medical Covered Health Services categories as described in this section.

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
Benefits include:

¡ diagnostic evaluations and assessment;

¡ treatment planning;

¡ referral services;

¡ medical management;

¡ inpatient/24-hour supervisory care;

¡ Partial Hospitalization/Day Treatment;

¡ Intensive Outpatient Treatment;

¡ services at a Residential Treatment Facility;

¡ individual, family, therapeutic group and provider-based case management services;

¡ psychotherapy, consultation and training session for parents and paraprofessional and resource support to family;

¡ crisis intervention; and

¡ transitional care.

Autism Spectrum Disorder services must be authorized and	Non-Network
overseen by the Mental Health/Substance Use Disorder Designee. Contact the Mental Health/Substance Use Disorder Designee regarding Benefits for Neurobiological Disorders - Mental Health Services for Autism Spectrum Disorders.	No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
15. Nutritional Counseling	Network
Covered Health Services provided by a registered dietician in an individual session for Covered Persons with medical conditions that require a special diet. Examples of such medical conditions include, but are not limited to:	No	0%	N/A	N/A

• Diabetes mellitus.	Non-Network
• Coronary artery disease. • Congestive heart failure. • Severe obstructive airway disease. • Gout. • Renal failure. • Phenylketonuria. • Hyperlipidemias.	No	0%	N/A	N/A
16. Ostomy Supplies	Network
Benefits for ostomy supplies including the following: • Pouches, face plates and belts. • Irrigation sleeves, bags and catheters. • Skin barriers.	No	0%	N/A	N/A
	Non-Network
	No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
17. Outpatient Surgery, Diagnostic and Therapeutic Services
Outpatient Surgery	Network
Covered Health Services received on an outpatient basis at a Hospital or Alternate Facility including:	No	0%	N/A	N/A

•   Benefits under this section include only the facility charge and the charge for required Hospital-based professional services, supplies and equipment. Benefits for the surgeon fees related to outpatient surgery are described under Professional Fees for Surgical and Medical Services.

Non-Network
When these services are performed in a Physician’s office, Benefits are described under Physician’s Office Services below.	No	0%	N/A	N/A
Outpatient Diagnostic Services	Network
Covered Health Services received on an outpatient basis at a Hospital or Alternate Facility including: • Lab and radiology/X-ray. • Mammography testing.	No	For lab and radiology/ X-ray: 0%	N/A	N/A

Benefits under this section include the facility charge, the charge for required services, supplies and equipment, and all related professional fees.	No	For mammography testing:
		0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
When these services are performed in a Physician’s office, Benefits	Non-Network
are described under Physician’s Office Services below.	No	0%	N/A	N/A

Outpatient Diagnostic/Therapeutic Services -	Network
CT Scans, Pet Scans, MRI and Nuclear Medicine Covered Health Services for CT scans, PET scans, MRI, and nuclear medicine received on an outpatient basis at a Hospital or Alternate Facility.	No	0%	N/A	N/A

Benefits under this section include the facility charge, the charge for	Non-Network
required services, supplies and equipment, and all related professional fees.	No	0%	N/A	N/A

Outpatient Therapeutic Treatments	Network
Covered Health Services for therapeutic treatments received on an outpatient basis at a Hospital or Alternate Facility, including dialysis, intravenous chemotherapy or other intravenous infusion therapy, and other treatments not listed above.	No	0%	N/A	N/A

Benefits under this section include the facility charge, the charge for required services, supplies and equipment, and all related professional fees. When these services are performed in a Physician’s office, Benefits are described under Physician’s Office Services below.	Non-Network No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
18. Physician’s Office Services	Network
Covered Health Services for preventive medical care.	No	0%	N/A	N/A
Preventive medical care includes: • Voluntary family planning. • Well-baby and well-child care. • Routine physical examinations. • Hearing screenings. • Immunizations.
	Non-Network
	No	0%	N/A	N/A

Covered Health Services for the diagnosis and treatment of a	Network
Sickness or Injury received in a Physician’s office.	No	0%	N/A	N/A

	Non-Network
	No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
19. Professional Fees for Surgical and Medical Services	Network
Professional fees for surgical procedures and other medical care received in a Hospital, Skilled Nursing Facility, Inpatient Rehabilitation Facility or Alternate Facility, or for Physician house calls.	No	0%	N/A	N/A

When these services are performed in a Physician’s office, Benefits are described under Physician’s Office Services above.	Non-Network No	0%	N/A	N/A
20. Prosthetic Devices	Network
External prosthetic devices that replace a limb or an external body part, limited to: • Artificial arms, legs, feet and hands. • Artificial eyes, ears and noses. • Breast prosthesis as required by the Women’s Health and Cancer Rights Act of 1998. Benefits include mastectomy bras and lymphedema stockings for the arm.	No	0%	N/A	N/A

Benefits are also provided for wigs.

The prosthetic device must be ordered or provided by, or under the direction of a Physician. Except for items required by the Women’s Health and Cancer Rights Act of 1998.	Non-Network No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
21. Reconstructive Procedures	Network
Please note that Benefits for reconstructive procedures include breast reconstruction following a mastectomy, and reconstruction of the non-affected breast to achieve symmetry. Other services required by the Women’s Health and Cancer Rights Act of 1998, including breast prostheses and treatment of complications, are provided in the same manner and at the same level as those for any other Covered Health Service.	No	Same as Physician’s Office Services, Professional Fees, Hospital-Inpatient Stay, Outpatient Diagnostic and Therapeutic Services, and Prosthetic Devices.
Non-Network
	No	Same as Physician’s Office Services, Professional Fees, Hospital-Inpatient Stay, Outpatient Diagnostic and Therapeutic Services, and Prosthetic Devices.
22. Rehabilitation Services - Outpatient Therapy	Network
Short-term outpatient rehabilitation services for: • Physical therapy. • Occupational therapy. • Speech therapy. • Pulmonary rehabilitation and Cardiac rehabilitation therapy.	No	0%	N/A	N/A

Rehabilitation services must be performed by a licensed therapy provider, under the direction of a Physician.	Non-Network No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out-of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
23. Skilled Nursing Facility/Inpatient Rehabilitation Facility Services	Network
Services for an Inpatient Stay in a Skilled Nursing Facility or Inpatient Rehabilitation Facility.	No	0%	N/A	N/A

	Non-Network
	No	0%	N/A	N/A
24. Spinal Treatment	Network
Benefits for Spinal Treatment when provided by a Spinal Treatment provider.	No	0%	N/A	N/A

	Non-Network
	No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out- of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
25. Substance Use Disorder Services	Network
Substance Use Disorder Services include those received on an inpatient or Intermediate Care basis in a Hospital or an Alternate Facility and those received on an outpatient basis in a provider’s office or at an Alternate Facility. Benefits for Substance Use Disorder Services include:	No	0%	N/A	N/A

¡ Substance Use Disorder or chemical dependency evaluations and assessment;

¡ diagnosis;

¡ treatment planning;

¡ detoxification (sub-acute/non-medical);

¡ inpatient services;

¡ Partial Hospitalization/Day Treatment;

¡ Intensive Outpatient Treatment;

¡ services at a Residential Treatment Facility;

¡ referral services;

¡ medication management;

¡ individual, family and group therapeutic services; and

¡ crisis intervention.

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out- of-Pocket Maximum?	Do You Need to Meet Annual Deductible?

The Mental Health/Substance Use Disorder Designee, who will authorize the services, will determine the appropriate setting for the treatment. If an Inpatient Stay is required, it is covered on a Semi-private Room basis.

Referrals to a Substance Use Disorder provider are at the sole discretion of the Mental Health/Substance Use Disorder Designee, who is responsible for coordinating all of your care. Substance Use Disorder Services must be authorized and overseen by the Mental Health/Substance Use Disorder Designee. Contact the Mental Health/Substance Use Disorder Designee regarding Benefits for Substance Use Disorder Services.

	Non-Network No	0%	N/A	N/A
26. Temporomandibular Joint Dysfunction (TMJ)	Network
Covered Health Services for diagnostic and surgical treatment of conditions affecting the temporomandibular joint when provided by or under the direction of a Physician.	No	Same as Physician’s Office Services, Professional Fees, Hospital-Inpatient Stay, and Outpatient Diagnostic and Therapeutic Services.

Non-Network
	No	Same as Physician’s Office Services, Professional Fees, Hospital-Inpatient Stay, and Outpatient Diagnostic and Therapeutic Services.

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out- of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
27. Transplantation Services	Network
Covered Health Services for the following organ and tissue transplants when ordered by a Physician. The services described under Transportation and Lodging below are Covered Health Services in connection with a transplant received.	No	0%	N/A	N/A

•   Bone marrow transplants (either from you or from a compatible donor) and peripheral stem cell transplants, with or without high dose chemotherapy. Not all bone marrow transplants meet the definition of a Covered Health Service. The search for bone marrow/stem cell from a donor who is not biologically related to the patient is a Covered Health Service only for a transplant received at a Designated Facility.

•   Heart transplants.

•   Heart/lung transplants.

•   Lung transplants.

•   Kidney transplants.

•   Kidney/pancreas transplants.

•   Liver transplants.

•   Liver/small bowel transplants.

•   Pancreas transplants.

•   Small bowel transplants.

Network Benefits are also available for cornea transplants that are provided by a Network Physician at a Network Hospital. We do not require that cornea transplants be performed at a Designated Facility in order for you to receive Network Benefits. For cornea transplants, Benefits will be paid at the same level as Professional Fees for Surgical and Medical Services, Outpatient Surgery, Diagnostic and Therapeutic Services, and Hospital - Inpatient Stay rather than as described in this section “Transplantation Services”.

	Non-Network No	0%	N/A	N/A
Transportation and Lodging The Claims Administrator will assist the patient and family with travel and lodging arrangements. Expenses for travel and lodging are available under this Plan.

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out- of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
28. Urgent Care Center Services	Network
Covered Health Services received at an Urgent Care Center. When services to treat urgent health care needs are provided in a Physician’s office, Benefits are available as described under Physician’s Office Services earlier in this section.	No	0%	N/A	N/A

	Non-Network
	No	0%	N/A	N/A

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out- of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
29. Cancer Resource Services	Network
We will arrange for access to certain of our Network providers that participate in the Cancer Resource Services program for the provision of oncology services. We may refer you to Cancer Resource Services, or you may self refer to Cancer Resource Services by calling 866-936-6002. In order to receive the highest level of Benefits, you must contact Cancer Resource Services prior to obtaining Covered Health Services. The oncology services include Covered Health Services and supplies rendered for the treatment of a condition that has a primary or suspected diagnosis relating to cancer.	Cancer Resource Services must be called.	0%	N/A	N/A

In order to receive Benefits under this program, Cancer Resource Services must provide the proper notification to the Network provider performing the services. This is true even if you self refer to a Network provider participating in the program.	Non-Network Non-Network Benefits are not available.	Non-Network Benefits are not available.	Non-Network Benefits are not available.	Non-Network Benefits are not available.

When these services are not performed in a Cancer Resource Services facility, Benefits will be paid the same as Benefits for Hospital-Inpatient Stay, Outpatient Surgery, Diagnostic and Therapeutic Services, Physician’s Office Services, and Professional Fees for Surgical and Medical Services stated in this (Section 1: What’s Covered—Benefits).

Description of Covered Health Service	Must You Notify the Claims Administrator?	Your Copayment Amount % Copayments are based on a percent of Eligible Expenses	Does Copayment Help Meet Out- of-Pocket Maximum?	Do You Need to Meet Annual Deductible?
30. Nutrition	Network
Coverage for Enteral Feeding only when deemed medically necessary as prescribed by the attending physician.	No	0%	N/A	N/A

	Non-Network Not covered	Not covered	Not covered	Not covered

Section 2: What’s Not Covered—Exclusions

This section includes information about:

•   How headings are used in this section.

•   Medical services that are not covered. We call these Exclusions. It’s important for you to know what services and supplies are not covered under the Plan.

How We Use Headings in this Section

To help you find specific exclusions more easily, we use headings. The headings group services, treatments, items, or supplies that fall into a similar category. Actual exclusions appear underneath headings. A heading does not create, define, modify, limit or expand an exclusion. All exclusions in this section apply to you.

We Do not Pay Benefits for Exclusions

We will not pay Benefits for any of the services, treatments, items or supplies described in this section, even if either of the following are true:

•	It is recommended or prescribed by a Physician.

The services, treatments, items or supplies listed in this section are not Covered Health Services, except as may be specifically provided for in (Section 1: What’s Covered—Benefits) or through a Rider to the SPD.

A. Comfort or Convenience

1.	Television.
2.	Telephone.
3.	Beauty/Barber service.
4.	Guest service.
5.	Supplies, equipment and similar incidental services and supplies for personal comfort. Examples include:

—	Air conditioners.

—	Air purifiers and filters.

—	Batteries and battery chargers.

—	Dehumidifiers.

—	Humidifiers.

6.	Devices and computers to assist in communication and speech.

B. Drugs (covered through Pharmacy Benefit Provider)

C. Mental Health/Substance Use Disorder

1.	Services performed in connection with conditions not classified in the current edition of the Diagnostic and Statistical Manual of the American Psychiatric Association.

D. Physical Appearance

1.	Physical conditioning programs such as athletic training, body-building, exercise, fitness, flexibility, and diversion or general motivation.

E. Providers

1.	Services provided at a free-standing or Hospital-based diagnostic facility without an order written by a Physician or other provider. Services that are self-directed to a free-standing or Hospital-based diagnostic facility. Services ordered by a Physician or other provider who is an employee or representative of a free-standing or Hospital-based diagnostic facility, when that Physician or other provider:

—	Has not been actively involved in your medical care prior to ordering the service, or

—	Is not actively involved in your medical care after the service is received.

—	This exclusion does not apply to mammography testing.

F. Services Provided under Another Plan

1.	Health services for which other coverage is required by federal, state or local law to be purchased or provided through other arrangements. This includes, but is not limited to, coverage required by workers’ compensation, no-fault auto insurance, or similar legislation.

If coverage under workers’ compensation or similar legislation is optional for you because you could elect it, or could have it elected for you, Benefits will not be paid for any Injury, Sickness or Mental Illness that would have been covered under workers’ compensation or similar legislation had that coverage been elected.

2.	Health services for treatment of military service-related disabilities, when you are legally entitled to other coverage and facilities are reasonably available to you.

3.	Health services while on active military duty.

G. All Other Exclusions

1.	Health services and supplies that do not meet the definition of a Covered Health Service—see the definition in (Section 10: Glossary of Defined Terms).

2.	Physical, psychiatric or psychological exams, testing, vaccinations, immunizations or treatments that are otherwise covered under the Plan when:

—	Required solely for purposes of career, education, sports or camp, travel, employment, insurance, marriage or adoption.

—	Related to judicial or administrative proceedings or orders.

—	Conducted for purposes of medical research.

—	Required to obtain or maintain a license of any type.

3.	Health services received as a result of war or any act of war, whether declared or undeclared or caused during service in the armed forces of any country.

4.	Health services received after the date your coverage under the Plan ends, including health services for medical conditions arising before the date your coverage under the Plan ends.

5.	Health services for which you have no legal responsibility to pay, or for which a charge would not ordinarily be made in the absence of coverage under the Plan.

6.	Any charges for missed appointments, room or facility reservations, completion of claim forms or record processing.

7.	Any charge for services, supplies or equipment advertised by the provider as free.

8.	Any charges prohibited by federal anti-kickback or self-referral statutes.

9.	Any charges incurred for Dental services including the removal of wisdom teeth, except for services described in (Section 1: What’s Covered—Benefits) under Dental Services-Accidental Only.

10.	Any charges incurred for Eye care services including routine eye examinations.

Section 3: Description of Network and Non-Network Benefits

This section includes information about: • Network Benefits. • Non-Network Benefits. • Your responsibility for notification. • Emergency Health Services.

Network Benefits

Network Benefits are generally paid at a higher level than Non-Network Benefits. Network Benefits are payable for Covered Health Services that are:

•	Provided by a Network Physician or other Network provider.

•	Emergency Health Services.

•	Covered Health Services that are described as Network Benefits in (Section 1: What’s Covered—Benefits).

Comparison of Network and Non-Network Benefits

	Network	Non-Network

Benefits	A higher level of Benefits means less cost to you. See (Section 1: What’s Covered—Benefits).	A lower level of Benefits means more cost to you. See (Section 1: What’s Covered—Benefits).

Who Should Notify the Claims Administrator for Care Coordination	You should notify the Claims Administrator for certain Covered Health Services. Failure to notify results in reduced Benefits or no Benefits. See (Section 1: What’s Covered—Benefits), under the Must You Notify the Claims Administrator? column.	You must notify the Claims Administrator for certain Covered Health Services. Failure to notify results in reduced Benefits or no Benefits. See (Section 1: What’s Covered—Benefits), under the Must You Notify the Claims Administrator? column.

Who Should File Claims	Not required. We pay Network providers directly.	You must file claims. See (Section 5: How to File a Claim).

Outpatient Emergency Health Services	Emergency Health Services are always paid as a Network Benefit (paid the same whether you are in or out of the Network). That means that if you seek Emergency care at a non-Network facility, you are not required to pay any difference between Eligible Expenses and the amount the provider bills.

Provider Network

The Claims Administrator arranges for health care providers to participate in a Network. Network providers are independent practitioners. They are not our employees or employees of the Claims Administrator. It is your responsibility to select your provider.

The credentialing process confirms public information about the providers’ licenses and other credentials, but does not assure the quality of the services provided.

You will be given a directory of Network providers. However, before obtaining services you should always verify the Network status of a provider. A provider’s status may change. You can verify the provider’s status by calling the Claims Administrator.

It is possible that you might not be able to obtain services from a particular Network provider. The network of providers is subject to change. Or you might find that a particular Network provider may not be accepting new patients. If a provider leaves the Network or is otherwise not available to you, you must choose another Network provider to get Network Benefits.

Do not assume that a Network provider’s agreement includes all Covered Health Services. Some Network providers contract to provide only certain Covered Health Services, but not all Covered Health Services. Some Network providers choose to be a Network provider for only some products. Refer to your provider directory or contact the Claims Administrator for assistance.

Designated Facilities and Other Providers

If you have a medical condition that the Claims Administrator believes needs special services, they may direct you to a Designated Facility or other provider chosen by them. If you require certain complex Covered Health Services for which expertise is limited, the Claims Administrator may direct you to a non-Network facility or provider.

In both cases, Network Benefits will only be paid if your Covered Health Services for that condition are provided by or arranged by the Designated Facility or other provider chosen by the Claims Administrator.

You or your Network Physician must notify the Claims Administrator of special service needs (including, but not limited to, transplants or cancer treatment) that might warrant referral to a Designated Facility or non-Network Facility or provider. If you do not notify the Claims Administrator in advance, and if you receive services from a non-Network facility (regardless of whether it is a Designated Facility) or other non-Network provider, Network Benefits will not be paid. Non-Network Benefits may be available if the special needs services you receive are Covered Health Services for which Benefits are provided under the Plan.

Non-Network Benefits

Non-Network Benefits are generally paid at a lower level than Network Benefits. Non-Network Benefits are payable for Covered Health Services that are provided by non-Network Physicians or non-Network providers. Non-Network Benefits are also payable for Covered Health Services that are provided at non-Network facilities.

Depending on the geographic area and the service you receive, you may have access to providers who have agreed to discount their charges for Covered Health Services. If you receive Covered Health Services from these providers, and if your Copayment is expressed as a percentage of Eligible Expenses for Non-Network Benefits, that percentage will remain the same as it is when you receive Covered Health Services from non-Network providers who have not agreed to discount their charges; however, the total that you owe may be less when you receive Covered Health Services from other non-Network providers, because the Eligible Expense may be a lesser amount.

Your Responsibility for Notification

You must notify the Claims Administrator before getting certain Covered Health Services from either Network or non-Network providers. The details are shown in the Must You Notify the Claims Administrator? column in (Section 1: What’s Covered—Benefits). If you fail to notify the Claims Administrator, Benefits are reduced or denied.

Prior notification does not mean Benefits are payable in all cases. Coverage depends on the Covered Health Services that are actually given, your eligibility status, and any benefit limitations.

Care CoordinationSM

When you notify the Claims Administrator as described above, they will work with you to implement the Care CoordinationSM process and to provide you with information about additional services that are available to you, such as disease management programs, health education, pre-admission counseling and patient advocacy.

Emergency Health Services

We provide Benefits for Emergency Health Services when required for stabilization and initiation of treatment as provided by or under the direction of a Physician.

Network Benefits are paid for Emergency Health Services, even if the services are provided by a non-Network provider.

If you are confined in a non-Network Hospital after you receive Emergency Health Services, the Claims Administrator must be notified within one business day or on the same day of admission if reasonably possible. The Claims Administrator may elect to transfer you to a Network Hospital as soon as it is medically appropriate to do so. If you choose to stay in the non-Network Hospital after the date the Claims Administrator decides a transfer is medically appropriate, Non-Network Benefits may be available if the continued stay is determined to be a Covered Health Service.

Special Mental Health Programs and Services

Special programs and services that are contracted under the Mental Health/Substance Use Disorder Designee may become available to you as part of your Mental Health Services benefit. The Mental Health Services Benefits and financial requirements assigned to these programs or services are based on the designation of the program or service to inpatient, Partial Hospitalization/Day Treatment, Intensive Outpatient Treatment, outpatient or a Transitional Care category of benefit use. Special programs or services provide access to services that are beneficial for the treatment of your Mental Illness which may not otherwise be covered under this Plan. You must be referred to such programs through the Mental Health/Substance Use Disorder Designee, who is responsible for coordinating your care or through other pathways as described in the program introductions. Any decision to participate in such program or service is at the discretion of the Covered Person and is not mandatory.

Section 4: When Coverage Begins

This section includes information about: • How to enroll. • If you are hospitalized when this coverage begins. • Who is eligible for coverage. • When to enroll. • When coverage begins.

How to Enroll

To enroll, the Eligible Person must complete an enrollment form. The Plan Administrator or its designee will give the necessary forms to you, along with instructions about submitting your enrollment form and any required contribution for coverage. We will not provide Benefits for health services that you receive before your effective date of coverage.

If You Are Hospitalized When Your Coverage Begins

If you are an inpatient in a Hospital, Skilled Nursing Facility or Inpatient Rehabilitation Facility on the day your coverage begins, we will pay Benefits for Covered Health Services related to that Inpatient Stay as long as you receive Covered Health Services in accordance with the terms of the Plan.

You should notify the Claims Administrator within 48 hours of the day your coverage begins, or as soon as is reasonably possible. Network Benefits are available only if you receive Covered Health Services from Network Providers.

If You Are Eligible for Medicare

Your Benefits under the Plan may be reduced if you are eligible for Medicare but do not enroll in and maintain coverage under both Medicare Part A and Part B.

Your Benefits under the Plan may also be reduced if you are enrolled in a Medicare Advantage (Medicare Part C) plan but fail to follow the rules of that plan. Please see Medicare Eligibility in (Section 9: General Legal Provisions) for more information about how Medicare may affect your Benefits.

Who is Eligible for Coverage

Who	Description	Who Determines Eligibility

Eligible Person

Eligible Person usually refers to a person classified by the Plan Administrator as an Officer or equivalent (Tier 1), Vice President or equivalent (Tier 2), or an Executive Plan participant retiring between the ages of 62 and 65, or the legal spouse of an eligible retiree of the Plan Administrator, who meets the eligibility rules. When an Eligible Person actually enrolls, we refer to that person as a Participant. For a complete definition of Eligible Person and Participant, see (Section 10: Glossary of Defined Terms).

If both spouses are Eligible Persons under the Plan, each may enroll as a Participant or be covered as an Enrolled Dependent of the other, but not both.

Except as we have described in (Section 4: When Coverage Begins), Eligible Persons may not enroll.

We determine who is eligible to enroll under the Plan.

Dependent

Dependent generally refers to the Participant’s spouse “as defined in the Defense of Marriage Act” and children. When a Dependent actually enrolls, we refer to that person as an Enrolled Dependent. For a complete definition of Dependent and Enrolled Dependent, see (Section 10: Glossary of Defined Terms).

Dependents of an Eligible Person may not enroll unless the Eligible Person is also covered under the Plan.

If both parents of a Dependent child are enrolled as a Participant, only one parent may enroll the child as a Dependent.

Except as we have described in (Section 4: When Coverage Begins), Dependents may not enroll without our written permission.

We determine who qualifies as a Dependent.

When to Enroll and When Coverage Begins

When to Enroll	Who Can Enroll	Begin Date

Initial Enrollment Period The Initial Enrollment Period is the first period of time when Eligible Persons can enroll.	Eligible Persons may enroll themselves and their Dependents.	Coverage begins on the date identified by the Plan Administrator, if the Plan Administrator receives the completed enrollment form and any required contribution for coverage within 31 days of the date the Eligible Person becomes eligible to enroll.

Open Enrollment Period	Eligible Persons may enroll themselves and their Dependents.	The Plan Administrator determines the Open Enrollment Period. Coverage begins on the date identified by the Plan Administrator if the Plan Administrator receives the completed enrollment form and any required contribution within 31 days of the date the Eligible Person becomes eligible to enroll.

New Eligible Persons	New Eligible Persons may enroll themselves and their Dependents.	Coverage begins on the date of hire if the Plan Administrator receives the properly completed enrollment form and any required contribution for coverage within 31 days of the date the new Eligible Person becomes eligible to enroll and if the Participant pays any required contribution to the Plan Administrator for Coverage.

When to Enroll	Who Can Enroll	Begin Date

Adding New Dependents

Participants may enroll Dependents who join their family because of any of the following events:

•   Birth.

•   Legal adoption.

•   Placement for adoption.

•   Marriage.

•   Legal guardianship.

•   Court or administrative order.

•   Qualified Medical Child Support Order.

Coverage begins on the date of the event if the Plan Administrator received the completed enrollment form and any required contribution for coverage within 31 days of the event that makes the new Dependent eligible.

When to Enroll	Who Can Enroll	Begin Date

Special Enrollment Period

An Eligible Person and/or Dependent may also be able to enroll during a special enrollment period. A special enrollment period is not available to an Eligible Person and his or her Dependents if coverage under the prior plan was terminated for cause, or because premiums were not paid on a timely basis.

An Eligible Person and/or Dependent does not need to elect COBRA continuation coverage to preserve special enrollment rights. Special enrollment is available to an Eligible Person and/or Dependent even if COBRA is elected.

A special enrollment period applies to an Eligible Person and any Dependents when one of the following events occurs:

•   Birth.

•   Legal adoption.

•   Placement for adoption.

•   Marriage.

A special enrollment period applies for an Eligible Person and/or Dependent who did not enroll during the Initial Enrollment Period or Open Enrollment Period if the following are true:

•   The Eligible Person and/or Dependent had existing health coverage under another plan at the time they had an opportunity to enroll during the Initial Enrollment Period or Open Enrollment Period; and

•   Coverage under the prior plan ended because of any of the following:

—   Loss of eligibility (including, without limitation, legal separation, divorce or death).

—   The employer stopped paying the contributions. This is true even if the Eligible Person and/or Dependent continues to receive coverage under the prior plan and to pay the amounts previously paid by the employer.

—   In the case of COBRA continuation coverage, the coverage ended.

—   The Eligible Person and/or Dependent no longer lives or works in an HMO service area if no other benefit option is available.

—   The Plan no longer offers benefits to a class of individuals that include the Eligible Person and/or Dependent.

—   An Eligible Person and/or Dependent incurs a claim that would exceed a lifetime limit on all benefits.

•   A special enrollment period applies if either of the following occur and you notify the Plan Administrator within 60 days of the event:

—   Termination of your or your Dependent’s Medicaid or Children’s Health Insurance Program (CHIP) coverage as a result of loss of eligibility.

—   You or your Dependent become eligible for a premium assistance subsidy under Medicaid or CHIP.

Event Takes Place (for example, a birth or marriage). Coverage begins on the date of the event if the Plan Administrator receives the completed enrollment form and any required contribution within 31 days of the event.

Missed Initial Enrollment Period or Open Enrollment Period. Unless otherwise noted under the “Who Can Enroll” column, coverage begins on the day immediately following the day coverage under the prior plan ends if the Plan Administrator receives the completed enrollment form and any required contribution within 31 days of the date coverage under the prior plan ended.

Section 5: How to File a Claim

This section provides you with information about:

•   How and when to file a claim.

•   If you receive Covered Health Services from a Network provider, you do not have to file a claim. We pay these providers directly.

•   If you receive Covered Health Services from a non-Network provider, you are responsible for filing a claim.

If You Receive Covered Health Services from a Network Provider

We pay Network providers directly for your Covered Health Services. If a Network provider bills you for any Covered Health Service, contact the Claims Administrator. However, you are responsible for paying Copayments to a Network provider at the time of service, or when you receive a bill from the provider.

Filing a Claim for Benefits

When you receive Covered Health Services from a non-Network provider, you are responsible for requesting payment from us through the Claims Administrator. You must file the claim in a format that contains all of the information required, as described below.

You must submit a request for payment of Benefits within 90 days after the date of service. If you don’t provide this information to the Claims Administrator within one year of the date of service, Benefits for that health service will be denied or reduced, in the Claims Administrator’s discretion. This time limit does not apply if you are legally incapacitated. If your claim relates to an Inpatient Stay, the date of service is the date your Inpatient Stay ends.

Required Information

When you request payment of Benefits from us, you must provide all of the following information:

A.	Participant’s name and address.

B.	The patient’s name, age and relationship to the Participant.

C.	The member number stated on your ID card.

D.	An itemized bill from your provider that includes the following:

—	Patient diagnosis

—	Date of service

—	Procedure code(s) and description of service(s) rendered

—	Provider of service (Name, Address and Tax Identification Number)

E.	The date the Injury or Sickness began.

F.	A statement indicating either that you are, or you are not, enrolled for coverage under any other health insurance plan or program. If you are enrolled for other coverage you must include the name of the other carrier(s).

Payment of Benefits

Through the Claims Administrator, we will make a benefit determination as set forth below.

You may not assign your Benefits under the Plan to a non-Network provider without our consent. The Claims Administrator may, however, in their discretion, pay a non-Network provider directly for services rendered to you.

The Claims Administrator will notify you if additional information is needed to process the claim. The Claims Administrator may request a one time extension not longer than 15 days and will pend your claim until all information is received. Once you are notified of the extension or missing information, you then have at least 45 days to provide this information.

Benefit Determinations

Post-Service Claims

Post-Service Claims are those claims that are filed for payment of benefits after medical care has been received. If your post-service claim is denied, you will receive a written notice from the Claims Administrator within 30 days of receipt of the claim, as long as all needed information was provided with the claim. The Claims Administrator will notify you within this 30-day period if additional information is needed to process the claim, and may request a one time extension not longer than 15 days and pend your claim until all information is received.

Once notified of the extension you then have 45 days to provide this information. If all of the needed information is received within the 45-day time frame and the claim is denied, the Claims Administrator will notify you of the denial within 15 days after the information is received. If you don’t provide the needed information within the 45-day period, your claim will be denied.

A denial notice will explain the reason for denial, refer to the part of the Plan on which the denial is based, and provide the claim appeal procedures.

Pre-Service Claims

Pre-service claims are those claims that require notification or approval prior to receiving medical care. If your claim was a pre-service claim, and was submitted properly with all needed information, you will receive written notice of the claim decision from the Claims Administrator within 15 days of receipt of the claim. If you filed a pre-service claim improperly, the Claims Administrator will notify you of the improper filing and how to correct it within 5 days after the pre-service claim was received. If additional information is needed to process the pre-service claim, the Claims Administrator will notify you of the information needed within 15 days after the claim was received, and may request a one time extension not longer than 15 days and pend your claim until all information is received. Once notified of the extension you then have 45 days to provide this information. If all of the needed information is received within the 45-day time frame, the Claims Administrator will notify you of the determination within 15 days after the information is received. If you don’t provide the needed information within the 45-day period, your claim will be denied. A denial notice will explain the reason for denial, refer to the part of the Plan on which the denial is based, and provide the claim appeal procedures.

Urgent Claims that Require Immediate Action

Urgent claims are those claims that require notification or approval prior to receiving medical care, where a delay in treatment could seriously jeopardize your life or health or the ability to regain maximum function or, in the opinion of a physician with knowledge of your medical condition could cause severe pain. In these situations:

•

You will receive notice of the benefit determination in writing or electronically within 72 hours after the Claims Administrator receives all necessary information, taking into account the seriousness of your condition.

•	Notice of denial may be oral with a written or electronic confirmation to follow within 3 days.

If you filed an urgent claim improperly, the Claims Administrator will notify you of the improper filing and how to correct it within 24 hours after the urgent claim was received. If additional information is needed to process the claim, the Claims Administrator will notify you of the information needed within 24 hours after the claim was received. You then have 48 hours to provide the requested information.

You will be notified of a determination no later than 48 hours after:

•	The Claims Administrator’s receipt of the requested information; or

•	The end of the 48-hour period within which you were to provide the additional information, if the information is not received within that time.

A denial notice will explain the reason for denial, refer to the part of the Plan on which the denial is based, and provide the claim appeal procedures.

Concurrent Care Claims

If an on-going course of treatment was previously approved for a specific period of time or number of treatments, and your request to extend the treatment is an urgent claim as defined above, your request will be decided within 24 hours, provided your request is made at least 24 hours prior to the end of the approved treatment. The Claims Administrator will make a determination on your request for the extended treatment within 24 hours from receipt of your request.

If your request for extended treatment is not made at least 24 hours prior to the end of the approved treatment, the request will be treated as an urgent claim and decided according to the timeframes described above. If an on-going course of treatment was previously approved for a specific period of time or number of treatments, and you request to extend treatment in a non-urgent circumstance, your request will be considered a new claim and decided according to post-service or pre-service timeframes, whichever applies.

Section 6: Questions, Complaints and Appeals

This section provides you with information to help you with the following:

•   You have a question or concern about Covered Health Services or your Benefits.

•   You have a complaint.

•   How to handle an appeal that requires immediate action.

•   You are notified that a claim has been denied because it has been determined that a service or supply is excluded under the Plan and you wish to appeal such determination.

To resolve a question or appeal, just follow these steps:

What to Do First

If your question or concern is about a benefit determination, you may informally contact Customer Service before requesting a formal appeal. If the Customer Service representative cannot resolve the issue to your satisfaction over the phone, you may submit your question in writing. However, if you are not satisfied with a benefit determination as described in (Section 5: How to File a Claim) you may appeal it as described below, without first informally contacting Customer Service. If you first informally contact Customer Service and later wish to request a formal appeal in writing, you should contact Customer Service and request an appeal. If you request a formal appeal, a Customer Service representative will provide you with the appropriate address of the Claims Administrator.

If you are appealing an urgent care claim denial, please refer to the “Urgent Claim Appeals that Require Immediate Action” section below and contact Customer Service immediately.

The Customer Service telephone number is shown on your ID card. Customer Service representatives are available to take your call.

How to Appeal a Claim Decision

If you disagree with a pre-service or post-service claim determination after following the above steps, you can contact the Claims Administrator in writing to formally request an appeal.

Your request should include:

•	The patient’s name and the identification number from the ID card.

•	The date(s) of medical service(s).

•	The provider’s name.

•	The reason you believe the claim should be paid.

•	Any documentation or other written information to support your request for claim payment.

Your first appeal request must be submitted to the Claims Administrator within 180 days after you receive the claim denial.

Appeal Process

A qualified individual who was not involved in the decision being appealed will be appointed to decide the appeal. If your appeal is related to clinical matters, the review will be done in consultation with a health care professional with appropriate expertise in the field who was not involved in the prior determination. The Claims Administrator may consult with, or seek the participation of, medical experts as part of the appeal resolution process. You consent to this referral and the sharing of pertinent medical claim information. Upon your request and free of charge, you have the right to reasonable access to (including copies of) all documents, records, and other information relevant to your claim for benefits.

Appeals Determinations

Pre-Service and Post-Service Claim Appeals

You will be provided written or electronic notification of decision on your appeal as follows:

For appeals of pre-service claims, as defined in (Section 5: How to File a Claim), the first level appeal will be conducted and you will be notified by the Claims Administrator of the decision within 15 days from receipt of a request for appeal of a denied claim. The second level appeal will be conducted and you will be notified by the Claims Administrator of the decision within 15 days from receipt of a request for review of the first level appeal decision.

For appeals of post-service claims as defined in (Section 5: How to File a Claim), the first level appeal will be conducted and you will be notified by the Claims Administrator of the decision within 30 days from receipt of a request for appeal of a denied claim. The second level appeal will be conducted and you will be notified by the Claims Administrator of the decision within 30 days from receipt of a request for review of the first level appeal decision.

For procedures associated with urgent claims, see “Urgent Claim Appeals that Require Immediate Action” below.

If you are not satisfied with the first level appeal decision of the Claims Administrator, you have the right to request a second level appeal from the Claims Administrator. Your second level appeal request must be submitted to the Claims Administrator in writing within 60 days from receipt of the first level appeal decision.

For pre-service and post-service claim appeals, we have delegated to the Claims Administrator the exclusive right to interpret and administer the provisions of the Plan. The Claims Administrator’s decisions are conclusive and binding.

Please note that the Claims Administrator’s decision is based only on whether or not Benefits are available under the Plan for the proposed treatment or procedure. The determination as to whether the pending health service is necessary or appropriate is between you and your Physician.

Urgent Claim Appeals that Require Immediate Action

Your appeal may require immediate action if a delay in treatment could significantly increase the risk to your health or the ability to regain maximum function or cause severe pain. In these urgent situations:

The appeal does not need to be submitted in writing. You or your Physician should call the Claims Administrator as soon as possible. The Claims Administrator will provide you with a written or electronic determination within 72 hours following receipt by the Claims Administrator of your request for review of the determination taking into account the seriousness of your condition.

For urgent claim appeals, we have delegated to the Claims Administrator the exclusive right to interpret and administer the provisions of the Plan. The Claims Administrator’s decisions are conclusive and binding.

Voluntary External Review Program

If a final determination to deny Benefits is made, you may choose to participate in our voluntary external review program. This program only applies if the decision is based on either of the following:

•	Clinical reasons.

•	The exclusion for Experimental, Investigational or Unproven Services.

The external review program is not available if the coverage determinations are based on explicit Benefit exclusions or defined Benefit limits.

Contact the Claims Administrator at the telephone number shown on your ID card for more information on the voluntary external review program.

Section 7: Coordination of Benefits

This section provides you with information about:

•   What you need to know when you have coverage under more than one plan.

•   Definitions specific to Coordination of Benefit rules.

•   Order of payment rules.

Benefits When You Have Coverage under More than One Plan

This section describes how Benefits under the Plan will be coordinated with those of any other plan that provides benefits to you. The language in this section is from model laws drafted by the National Association of Insurance Commissioners (NAIC) and represents standard industry practice for coordinating benefits.

When Coordination of Benefits Applies

This coordination of benefits (COB) provision applies when a person has health care coverage under more than one benefit plan.

The order of benefit determination rules described in this section determine which Coverage Plan will pay as the Primary Coverage Plan. The Primary Coverage Plan that pays first pays without regard to the possibility that another Coverage Plan may cover some expenses. A Secondary Coverage Plan pays after the Primary Coverage Plan and may reduce the benefits it pays. This is to prevent payments from all group Coverage Plans from exceeding 100 percent of the total Allowable Expense.

Definitions

For purposes of this section, terms are defined as follows:

1.	“Coverage Plan” is any of the following that provides benefits or services for medical or dental care or treatment. However, if separate contracts are used to provide coordinated coverage for members of a group, the separate contracts are considered parts of the same Coverage Plan and there is no COB among those separate contracts.

a.	“Coverage Plan” includes: group insurance, closed panel or other forms of group or group-type coverage (whether insured or uninsured); medical care components of group long-term care contracts, such as skilled nursing care; medical, no-fault, or personal injury protection (PIP) benefits under group or individual automobile contracts; medical benefits coverage under homeowner’s insurance; and Medicare or other governmental benefits, as permitted by law.

b.	“Coverage Plan” does not include: individual or family insurance; closed panel or other individual coverage (except for group-type coverage); school accident type coverage; benefits for non-medical components of group long-term care policies; Medicare supplement policies, Medicaid policies and coverage under other governmental plans, unless permitted by law.

Each contract for coverage under a. or b. above is a separate Coverage Plan. If a Coverage Plan has two parts and COB rules apply only to one of the two, each of the parts is treated as a separate Coverage Plan.

2.	The order of benefit determination rules determine whether this Coverage Plan is a “Primary Coverage Plan” or “Secondary Coverage Plan” when compared to another Coverage Plan covering the person.

When this Coverage Plan is primary, its benefits are determined before those of any other Coverage Plan and without considering any other Coverage Plan’s benefits. When this Coverage Plan is secondary, its benefits are determined after those of another Coverage Plan and may be reduced because of the Primary Coverage Plan’s benefits.

3.	“Allowable Expense” means a health care service or expense, including deductibles and copayments, that is covered at least in part by any of the Coverage Plans covering the person. When a Coverage Plan provides benefits in the form of services, (for example an HMO) the reasonable cash value of each service will be considered an Allowable Expense and a benefit paid. An expense or service that is not covered by any of the Coverage Plans is not an Allowable Expense. Dental care, routine vision care, outpatient prescription drugs, and hearing aids are examples of expenses or services that are not Allowable Expenses under the Plan. The following are additional examples of expenses or services that are not Allowable Expenses:

a.	If a Covered Person is confined in a private Hospital room, the difference between the cost of a Semi-private Room in the Hospital and the private room, (unless the patient’s stay in a private Hospital room is medically necessary in terms of generally accepted medical practice, or one of the Coverage Plans routinely provides coverage for Hospital private rooms) is not an Allowable Expense.

b.	If a person is covered by two or more Coverage Plans that compute their benefit payments on the basis of usual and customary fees, any amount in excess of the highest of the usual and customary fees for a specific benefit is not an Allowable Expense.

c.	If a person is covered by two or more Coverage Plans that provide benefits or services on the basis of negotiated fees, an amount in excess of the highest of the negotiated fees is not an Allowable Expense.

d.	If a person is covered by one Coverage Plan that calculates its benefits or services on the basis of usual and customary fees and another Coverage Plan that provides its benefits or services on the basis of negotiated fees, the Primary Coverage Plan’s payment arrangements shall be the Allowable Expense for all Coverage Plans.

e.	The amount a benefit is reduced by the Primary Coverage Plan because a Covered Person does not comply with the Coverage Plan provisions. Examples of these provisions are second surgical opinions, precertification of admissions, and preferred provider arrangements.

4.	“Claim Determination Period” means a calendar year. However, it does not include any part of a year during which a person has no coverage under this Coverage Plan, or before the date this COB provision or a similar provision takes effect.

5.	“Closed Panel Plan” is a Coverage Plan that provides health benefits to Covered Persons primarily in the form of services through a panel of providers that have contracted with or are employed by the Coverage Plan, and that limits or excludes benefits for services provided by other providers, except in cases of emergency or referral by a panel member.

6.	“Custodial Parent” means a parent awarded custody by a court decree. In the absence of a court decree, it is the parent with whom the child resides more than one half of the calendar year without regard to any temporary visitation.

Order of Benefit Determination Rules

When two or more Coverage Plans pay benefits, the rules for determining the order of payment are as follows:

A.	The Primary Coverage Plan pays or provides its benefits as if the Secondary Coverage Plan or Coverage Plans did not exist.

B.	A Coverage Plan that does not contain a coordination of benefits provision that is consistent with this provision is always primary. There is one exception: coverage that is obtained by virtue of membership in a group that is designed to supplement a part of a basic package of benefits may provide that the supplementary coverage shall be excess to any other parts of the Coverage Plan provided by the contract holder. Examples of these types of situations are major medical coverages that are superimposed over base Coverage Plan hospital and surgical benefits, and insurance type coverages that are written in connection with a closed panel Coverage Plan to provide out-of-network benefits.

C.	A Coverage Plan may consider the benefits paid or provided by another Coverage Plan in determining its benefits only when it is secondary to that other Coverage Plan.

D.	The first of the following rules that describes which Coverage Plan pays its benefits before another Coverage Plan is the rule to use.

1.	Non-Dependent or Dependent. The Coverage Plan that covers the person other than as a dependent, for example as an employee, member, subscriber or retiree is primary and the Coverage Plan that covers the person as a dependent is secondary. However, if the person is a Medicare beneficiary and, as a result of federal law, Medicare is secondary to the Coverage Plan covering the person as a dependent; and primary to the Coverage Plan covering the person as other than a dependent (e.g. a retired employee); then the order of benefits between the two Coverage Plans is reversed so that the Coverage Plan covering the person as an employee, member, subscriber or retiree is secondary and the other Coverage Plan is primary.

2.	Child Covered Under More Than One Coverage Plan. The order of benefits when a child is covered by more than one Coverage Plan is:

a.	The Primary Coverage Plan is the Coverage Plan of the parent whose birthday is earlier in the year if:

1)	The parents are married;

2)	The parents are not separated (whether or not they ever have been married); or

3)	A court decree awards joint custody without specifying that one party has the responsibility to provide health care coverage.

If both parents have the same birthday, the Coverage Plan that covered either of the parents longer is primary.

b.	If the specific terms of a court decree state that one of the parents is responsible for the child’s health care expenses or health care coverage and the Coverage Plan of that parent has actual knowledge of those terms, that Coverage Plan is primary. This rule applies to claim determination periods or plan years commencing after the Coverage Plan is given notice of the court decree.

c.	If the parents are not married, or are separated (whether or not they ever have been married) or are divorced, the order of benefits is:

1)	The Coverage Plan of the custodial parent;

2)	The Coverage Plan of the spouse of the custodial parent;

3)	The Coverage Plan of the noncustodial parent; and then

4)	The Coverage Plan of the spouse of the noncustodial parent.

3.	Active or inactive employee. The Coverage Plan that covers a person as an employee who is neither laid off nor retired is primary. The same would hold true if a person is a dependent of a person covered as a retiree and an employee. If the other Coverage Plan does not have this rule, and if, as a result, the Coverage Plans do not agree on the order of benefits, this rule is ignored. Coverage provided an individual as a retired worker and as a dependent of an actively working spouse will be determined under the rule labeled D.1.

4.	Continuation coverage. If a person whose coverage is provided under a right of continuation provided by federal or state law also is covered under another Coverage Plan, the Coverage Plan covering the person as an employee, member, subscriber or retiree (or as that person’s dependent) is primary, and the continuation coverage is secondary. If the other Coverage Plan does not have this rule, and if, as a result, the Coverage Plans do not agree on the order of benefits, this rule is ignored.

5.	Longer or shorter length of coverage. The Coverage Plan that covered the person as an employee, member, subscriber or retiree longer is primary.

6.	If a husband or wife is covered under this Coverage Plan as a Participant and as an Enrolled Dependent, the dependent benefits will be coordinated as if they were provided under another Coverage Plan, this means the Participant’s benefit will pay first.

7.	If the preceding rules do not determine the Primary Coverage Plan, the Allowable Expenses shall be shared equally between the Coverage Plans meeting the definition of Coverage Plan under this provision. In addition, this Coverage Plan will not pay more than it would have paid had it been primary.

E.	A group or individual automobile contract that provides medical, no-fault or personal injury protection benefits or a homeowner’s policy that provides medical benefits coverage shall provide primary coverage.

Effect on the Benefits of this Plan

A.	When this Coverage Plan is secondary, it may reduce its benefits so that the total benefits paid or provided by all Coverage Plans during a claim determination period are not more than 100 percent of total Allowable Expenses. The difference between the benefit payments that this Coverage Plan would have paid had it been the Primary Coverage Plan, and the benefit payments that it actually paid or provided shall be recorded as a benefit reserve for the Covered Person and used by this Coverage Plan to pay any Allowable Expenses, not otherwise paid during the claim determination period. As each claim is submitted, this Coverage Plan will:

1.	Determine its obligation to pay or provide benefits under its contract;

2.	Determine whether a benefit reserve has been recorded for the Covered Person; and

3.	Determine whether there are any unpaid Allowable Expenses during that claim determination period.

If there is a benefit reserve, the Secondary Coverage Plan will use the Covered Person’s benefit reserve to pay up to 100 percent of total Allowable Expenses incurred during the claim determination period. At the end of the claim determination period, the benefit reserve returns to zero. A new benefit reserve must be created for each new claim determination period.

B.	If a Covered Person is enrolled in two or more closed panel Coverage Plans and if, for any reason, including the provision of service by a non-panel provider, benefits are not payable by one closed panel Coverage Plan, COB shall not apply between that Coverage Plan and other closed panel Coverage Plans.

C.	This Coverage Plan reduces its benefits as described below for Covered Persons who are eligible for Medicare when Medicare would be the Primary Coverage Plan.

Medicare benefits are determined as if the full amount that would have been payable under Medicare was actually paid under Medicare, even if:

—	The person is entitled but not enrolled for Medicare. Medicare benefits are determined as if the person were covered under Medicare Parts A and B.

—

The person is enrolled in a Medicare Advantage (Medicare Part C) plan and receives non-covered services because the person did not follow all rules of that plan. Medicare benefits are determined as if the services were covered under Medicare Parts A and B.

—

The person receives services from a provider who has elected to opt-out of Medicare. Medicare benefits are determined as if the services were covered under Medicare Parts A and B and the provider had agreed to limit charges to the amount of charges allowed under Medicare rules.

—

The services are provided in any facility that is not eligible for Medicare reimbursements, including a Veterans Administration facility, facility of the Uniformed Services, or other facility of the federal government. Medicare benefits are determined as if the services were provided by a facility that is eligible for reimbursement under Medicare.

—	The person is enrolled under a plan with a Medicare Medical Savings Account. Medicare benefits are determined as if the person were covered under Medicare Parts A and B.

Right to Receive and Release Needed Information

Certain facts about health care coverage and services are needed to apply these COB rules and to determine benefits payable under this Coverage Plan and other Coverage Plans. The Plan Administrator may get the facts it needs from, or give them to, other organizations or persons for the purpose of applying these rules and determining benefits payable under this Coverage Plan and other Coverage Plans covering the person claiming benefits.

The Plan Administrator need not tell, or get the consent of, any person to do this. Each person claiming benefits under this Coverage Plan must give us any facts we need to apply those rules and determine benefits payable. If you do not provide us the information we need to apply these rules and determine the Benefits payable, your claim for Benefits will be denied.

Payments Made

A payment made under another Coverage Plan may include an amount that should have been paid under this Coverage Plan. If it does, we may pay that amount to the organization that made the payment. That amount will then be treated as though it were a benefit paid under this Coverage Plan. We will not have to pay that amount again. The term “payment made” includes providing benefits in the form of services, in which case “payment made” means reasonable cash value of the benefits provided in the form of services.

Right of Recovery

If the amount of the payments we made is more than we should have paid under this COB provision, we may recover the excess from one or more of the persons we have paid or for whom we have paid; or any other person or organization that may be responsible for the benefits or services provided for you. The “amount of the payments made” includes the reasonable cash value of any benefits provided in the form of services.

Section 8: When Coverage Ends

This section provides you with information about all of the following:

•   Events that cause coverage to end.

•   The date your coverage ends.

•   Extended coverage.

•   Continuation of coverage under federal law (COBRA).

General Information about When Coverage Ends

We may discontinue this benefit Plan and/or all similar benefit plans at any time.

Your entitlement to Benefits automatically ends on the date that coverage ends, even if you are hospitalized or are otherwise receiving medical treatment on that date.

When your coverage ends, we will still pay claims for Covered Health Services that you received before your coverage ended. However, once your coverage ends, we do not provide Benefits for health services that you receive for medical conditions that occurred before your coverage ended, even if the underlying medical condition occurred before your coverage ended.

An Enrolled Dependent’s coverage ends on the date the Participant’s coverage ends.

Events Ending Your Coverage

Coverage ends on the earliest of the dates specified in the following table:

Ending Event	What Happens

The Entire Plan Ends	Your coverage ends on the date the Plan ends. We are responsible for notifying you that your coverage has ended.

You Are No Longer Eligible	Your coverage ends on the date of termination. Upon reaching Tier 1 maximum of $25,000 per family, per calendar year or Tier 2 maximum of $10,000 per family, per calendar year. At that time coverage transitions to the designated plan for the remainder of the plan year.

The Claims Administrator Receives Notice to End Coverage	Your coverage ends on the date the Claims Administrator receives written notice from us instructing the Claims Administrator to end your coverage, or the date requested in the notice, if later.

Participant Retires	If retired, your coverage ends at your age 65, and coverage for your legal spouse ends at their age 65.

Other Events Ending Your Coverage

When any of the following happen, we will provide written notice to the Participant that coverage has ended on the date the Plan Administrator identifies in the notice:

Ending Event	What Happens

Fraud, Misrepresentation or False Information	Fraud or misrepresentation, or because the Participant knowingly gave us or the Claims Administrator false material information. Examples include false information relating to another person’s eligibility or status as a Dependent. During the first two years the Plan is in effect, we have the right to demand that you pay back all Benefits we paid to you, or paid in your name, during the time you were incorrectly covered under the Plan. After the first two years, we can only demand that you pay back these Benefits if the written application contained a fraudulent misstatement.

Material Violation	There was a material violation of the terms of the Plan.

Improper Use of ID Card	You permitted an unauthorized person to use your ID card, or you used another person’s card.

Failure to Pay	You failed to pay a required contribution.

Threatening Behavior	You committed acts of physical or verbal abuse that pose a threat to our staff, the Claims Administrator’s staff, a provider, or other Covered Persons.

Coverage for a Handicapped Child

Coverage for an unmarried Enrolled Dependent child who is not able to be self-supporting because of mental retardation or a physical handicap will not end just because the child has reached a certain age. We will extend the coverage for that child beyond the limiting age if both of the following are true regarding the Enrolled Dependent child:

•	Is not able to be self-supporting because of mental retardation or physical handicap.

•	Depends mainly on the Participant for support.

Coverage will continue as long as the Enrolled Dependent is incapacitated and dependent unless coverage is otherwise terminated in accordance with the terms of the Plan.

We will ask you to furnish the Claims Administrator with proof of the child’s incapacity and dependency within 31 days of the date coverage would otherwise have ended because the child reached a certain age. Before the Claims Administrator agrees to this extension of coverage for the child, the Claims Administrator may require that a Physician chosen by us examine the child. We will pay for that examination.

The Claims Administrator may continue to ask you for proof that the child continues to meet these conditions of incapacity and dependency. Such proof might include medical examinations at our expense. However, we will not ask for this information more than once a year.

If you do not provide proof of the child’s incapacity and dependency within 31 days of the Claims Administrator’s request as described above, coverage for that child will end.

Extended Coverage for Total Disability

Coverage for a Covered Person who is Totally Disabled on the date coverage under the Plan would otherwise terminate will not end automatically. We will temporarily extend the coverage, only for treatment of the condition causing the Total Disability. Benefits will be paid until the earlier of either of the following:

•	The Total Disability ends.

•	18 months from the date coverage would have otherwise ended.

Extended Coverage for Full-time Students

Coverage for an enrolled Dependent child who is a Full-time Student at a post-secondary school and who needs a medically necessary leave of absence will be extended until the earlier of the following:

¡	one year after the medically necessary leave of absence begins; or

¡	the date coverage would otherwise terminate under the Plan.

Coverage will be extended only when the enrolled Dependent is covered under the Plan because of Full-time Student status at a post-secondary school immediately before the medically necessary leave of absence begins.

Coverage will be extended only when the enrolled Dependent’s change in Full-time Student status meets all of the following requirements:

¡	the enrolled Dependent is suffering from a serious Sickness or Injury;

¡	the leave of absence from the post-secondary school is medically necessary, as determined by the enrolled Dependent’s treating Physician; and

¡	the medically necessary leave of absence causes the enrolled Dependent to lose Full-time Student status for purposes of coverage under the Plan.

A written certification by the treating Physician is required. The certification must state that the enrolled Dependent child is suffering from a serious Sickness or Injury and that the leave of absence is medically necessary.

For purposes of this extended provision, the term “leave of absence” shall include any change in enrollment at the post-secondary school that causes the loss of Full-time Student status.

Continuation of Coverage

If your coverage ends under the Plan, you may be entitled to elect continuation coverage (coverage that continues on in some form) in accordance with federal law.

Continuation coverage under COBRA (the federal Consolidated Omnibus Budget Reconciliation Act) is available only to Plans that are subject to the terms of COBRA. You can contact your Plan Administrator to determine if we are subject to the provisions of COBRA.

If you selected continuation coverage under a prior plan which was then replaced by coverage under this Plan, continuation coverage will end as scheduled under the prior plan or in accordance with the terminating events listed below, whichever is earlier.

Continuation Coverage under Federal Law (COBRA)

Much of the language in this section comes from the federal law that governs continuation coverage. You should call your Plan Administrator if you have questions about your right to continue coverage.

In order to be eligible for continuation coverage under federal law, you must meet the definition of a “Qualified Beneficiary”. A Qualified Beneficiary is any of the following persons who was covered under the Plan on the day before a qualifying event:

•	A Participant.

•

A Participant’s Enrolled Dependent, including with respect to the Participant’s children, a child born to or placed for adoption with the Participant during a period of continuation coverage under federal law.

•	A Participant’s former spouse.

Qualifying Events for Continuation Coverage under Federal Law (COBRA)

If the coverage of a Qualified Beneficiary would ordinarily terminate due to one of the following qualifying events, then the Qualified Beneficiary is entitled to continue coverage. The Qualified Beneficiary is entitled to elect the same coverage that she or he had on the day before the qualifying event.

The qualifying events with respect to an employee who is a Qualified Beneficiary are:

A.	Termination of employment, for any reason other than gross misconduct.

B.	Reduction in the Participant’s hours of employment.

With respect to a Participant’s spouse or dependent child who is a Qualified Beneficiary, the qualifying events are:

A.	Termination of the Participant’s employment (for reasons other than the Participant’s gross misconduct).

B.	Reduction in the Participant’s hours of employment.

C.	Death of the Participant.

D.	Divorce or legal separation of the Participant.

E.	Loss of eligibility by an Enrolled Dependent who is a child.

F.	Entitlement of the Participant to Medicare benefits.

G.	The Plan Sponsor’s commencement of a bankruptcy under Title 11, United States Code. This is also a qualifying event for any retired Participant and his or her Enrolled Dependents if there is a substantial elimination of coverage within one year before or after the date the bankruptcy was filed.

Notification Requirements and Election Period for Continuation Coverage under Federal Law (COBRA)

Notification Requirements for Qualifying Event

The Participant or other Qualified Beneficiary must notify the Plan Administrator within 60 days of the latest of the following events:

•	The Participant’s divorce or legal separation, or an Enrolled Dependent’s loss of eligibility as an Enrolled Dependent.

•	The date the Qualified Beneficiary would lose coverage under the Plan.

•	The date on which the Qualified Beneficiary is informed of his or her obligation to provide notice and the procedures for providing such notice.

The Participant or other Qualified Beneficiary must also notify the Plan Administrator when a second qualifying event occurs, which may extend continuation coverage.

If the Participant or other Qualified Beneficiary fails to notify the Plan Administrator of these events within the 60 day period, the Plan Administrator is not obligated to provide continued coverage to the affected Qualified Beneficiary. If a Participant is continuing coverage under federal law, the Participant must notify the Plan Administrator within 60 days of the birth or adoption of a child.

Notification Requirements for Disability Determination or Change in Disability Status

The Participant or other Qualified Beneficiary must notify the Plan Administrator as described under “Terminating Events for Continuation Coverage under federal law (COBRA)”, subsection A. below.

The notice requirements will be satisfied by providing written notice to the Plan Administrator at the address stated in Attachment II to this Summary Plan Description. The contents of the notice must be such that the Plan Administrator is able to determine the covered employee and Qualified Beneficiary or Qualified Beneficiaries, the qualifying event or disability, and the date on which the qualifying event occurred.

None of the above notice requirements will be enforced if the Participant or other Qualified Beneficiary is not informed of his or her obligations to provide such notice.

After providing notice to the Plan Administrator, the Qualified Beneficiary shall receive the continuation coverage and election notice. Continuation coverage must be elected by the later of 60 days after the qualifying event occurs; or 60 days after the Qualified Beneficiary receives notice of the continuation right from the Plan Administrator.

The Qualified Beneficiary’s initial premium due to the Plan Administrator must be paid on or before the 45th day after electing continuation.

The Trade Act of 2002 amended COBRA to provide for a special second 60-day COBRA election period for certain Participants who have experienced a termination or reduction of hours and who lose group health plan coverage as a result. The special second COBRA election period is available only to a very limited group of individuals: generally, those who are receiving trade adjustment assistance (TAA) or ‘alternative trade adjustment assistance’ under a federal law called the Trade Act of 1974. These Participants are entitled to a second opportunity to elect COBRA coverage for themselves and certain family members (if they did not already elect COBRA coverage), but only within a limited period of 60 days from the first day of the month when an individual begins receiving TAA (or would be eligible to receive TAA but for the requirement that unemployment benefits be exhausted) and only during the six months immediately after their group health plan coverage ended.

If a Participant qualifies or may qualify for assistance under the Trade Act of 1974, he or she should contact the Plan Administrator for additional information. The Participant must contact the Plan Administrator promptly after qualifying for assistance under the Trade Act of 1974 or the Participant will lose his or her special COBRA rights. COBRA coverage elected during the special second election period is not retroactive to the date that Plan coverage was lost, but begins on the first day of the special second election period.

Terminating Events for Continuation Coverage under Federal Law (COBRA)

Continuation under the Plan will end on the earliest of the following dates:

A.	Eighteen months from the date of the qualifying event, if the Qualified Beneficiary’s coverage would have ended because the Participant’s employment was terminated or hours were reduced (i.e., qualifying event A.).

If a Qualified Beneficiary is determined to have been disabled under the Social Security Act at any time within the first 60 days of continuation coverage for qualifying event A. then the Qualified Beneficiary may elect an additional eleven months of continuation coverage (for a total of twenty-nine months of continued coverage) subject to the following conditions:

—	Notice of such disability must be provided within the latest of 60 days after:

•	the determination of the disability; or

•	the date of the qualifying event; or

•	the date the Qualified Beneficiary would lose coverage under the Plan; and

•	in no event later than the end of the first eighteen months.

—	The Qualified Beneficiary must agree to pay any increase in the required premium for the additional eleven months.

—

If the Qualified Beneficiary who is entitled to the eleven months of coverage has non-disabled family members who are also Qualified Beneficiaries, then those non-disabled Qualified Beneficiaries are also entitled to the additional eleven months of continuation coverage.

Notice of any final determination that the Qualified Beneficiary is no longer disabled must be provided within 30 days of such determination. Thereafter, continuation coverage may be terminated on the first day of the month that begins more than 30 days after the date of that determination.

B.	Thirty-six months from the date of the qualifying event for an Enrolled Dependent whose coverage ended because of the death of the Participant, divorce or legal separation of the Participant, or loss of eligibility by an Enrolled Dependent who is a child (i.e. qualifying events C., D., or E.).

C.	With respect to Qualified Beneficiaries, and to the extent that the Participant was entitled to Medicare prior to the qualifying event:

—	Eighteen months from the date of the Participant’s Medicare entitlement; or

—

Thirty-six months from the date of the Participant’s Medicare entitlement, if a second qualifying event (that was due to either the Participant’s termination of employment or the Participant’s work hours being reduced) occurs prior to the expiration of the eighteen months.

D.	With respect to Qualified Beneficiaries, and to the extent that the Participant became entitled to Medicare subsequent to the qualifying event:

—	Thirty-six months from the date of the Participant’s termination from employment or work hours being reduced (first qualifying event) if:

•	the Participant’s Medicare entitlement occurs within the eighteen month continuation period; and

•	if, absent the first qualifying event, the Medicare entitlement would have resulted in a loss of coverage for the Qualified Beneficiary under the group health plan.

E.	The date coverage terminates under the Plan for failure to make timely payment of the premium.

F.	The date, after electing continuation coverage, that coverage is first obtained under any other group health plan. If such coverage contains a limitation or exclusion with respect to any pre-existing condition, continuation shall end on the date such limitation or exclusion ends. The other group health coverage shall be primary for all health services except those health services that are subject to the pre-existing condition limitation or exclusion.

G.	The date, after electing continuation coverage, that the Qualified Beneficiary first becomes entitled to Medicare, except that this shall not apply in the event that coverage was terminated because the Plan Sponsor filed for bankruptcy, (i.e. qualifying event G.). If the Qualified Beneficiary was entitled to continuation because the Plan Sponsor filed for bankruptcy, (i.e. qualifying event G.) and the retired Participant dies during the continuation period, then the other Qualified Beneficiaries shall be entitled to continue coverage for thirty-six months from the date of the Participant’s death.

H.	The date the entire Plan ends.

I.	The date coverage would otherwise terminate under the Plan as described in this section under the heading Events Ending Your Coverage.

Section 9: General Legal Provisions

This section provides you with information about: • General legal provisions concerning the Plan.

Plan Document

This Summary Plan Description presents an overview of your Benefits. In the event of any discrepancy between this Summary Plan Description and the official Plan Document, the Plan Document shall govern.

Relationship with Providers

The relationships between us, the Claims Administrator, and Network providers are solely contractual relationships between independent contractors. Network providers are not our agents or employees. Nor are they agents or employees of the Claims Administrator. Neither we nor any of our employees are agents or employees of Network providers.

We do not provide health care services or supplies, nor do we practice medicine. Instead, we pay Benefits. Network providers are independent practitioners who run their own offices and facilities. The credentialing process confirms public information about the providers’ licenses and other credentials, but does not assure the quality of the services provided. Network providers are not our employees or employees of the Claims Administrator; nor do we have any other relationship with Network providers such as principal-agent or joint venture. Neither we nor the Claims Administrator are liable for any act or omission of any provider.

The Claims Administrator is not considered to be an employer of the Plan Administrator for any purpose with respect to the administration or provision of benefits under this Plan.

We and the Plan Administrator are solely responsible for all of the following:

•	Enrollment and classification changes (including classification changes resulting in your enrollment or the termination of your coverage).

•	The timely payment of Benefits.

•	Notifying you of the termination or modifications to the Plan.

Your Relationship with Providers

The relationship between you and any provider is that of provider and patient.

•	You are responsible for choosing your own provider.

•	You must decide if any provider treating you is right for you. This includes Network providers you choose and providers to whom you have been referred.

•	You must decide with your provider what care you should receive.

•	Your provider is solely responsible for the quality of the services provided to you.

The relationship between you and us is that of employer and employee, Dependent or other classification as defined in the Plan.

Incentives to Providers

The Claims Administrator pays Network providers through various types of contractual arrangements, some of which may include financial incentives to promote the delivery of health care in a cost efficient and effective manner. These financial incentives are not intended to affect your access to health care.

Examples of financial incentives for Network providers are:

•	Bonuses for performance based on factors that may include quality, member satisfaction, and/or cost effectiveness.

•

Capitation—a group of Network providers receives a monthly payment for each Covered Person who selects a Network provider within the group to perform or coordinate certain health services. The Network providers receive this monthly payment regardless of whether the cost of providing or arranging to provide the Covered Person’s health care is less than or more than the payment.

The methods used to pay specific Network providers may vary. From time to time, the payment method may change. If you have questions about whether your Network provider’s contract includes any financial incentives, we encourage you to discuss those questions with your provider. You may also contact the Claims Administrator at the telephone number on your ID card. They can advise whether your Network provider is paid by any financial incentive, including those listed above; however, the specific terms of the contract, including rates of payment, are confidential and cannot be disclosed.

Incentives to You

Sometimes the Claims Administrator may offer coupons or other incentives to encourage you to participate in various wellness programs or certain disease management programs. The decision about whether or not to participate is yours alone but we recommend that you discuss participating in such programs with your Physician. These incentives are not Benefits and do not alter or affect your Benefits. Contact the Claims Administrator if you have any questions.

Rebates and Other Payments

We and the Claims Administrator may receive rebates for certain drugs that are administered to you in a Physician’s office, or at a Hospital or Alternate Facility. We and the Claims Administrator do not pass these rebates on to you, nor are they taken into account in determining your Copayments.

Interpretation of Benefits

We and the Claims Administrator have sole and exclusive discretion to do all of the following:

•	Interpret Benefits under the Plan.

•	Interpret the other terms, conditions, limitations and exclusions of the Plan, including this SPD and any Riders and Amendments.

•	Make factual determinations related to the Plan and its Benefits.

We and the Claims Administrator may delegate this discretionary authority to other persons or entities who provide services in regard to the administration of the Plan.

In certain circumstances, for purposes of overall cost savings or efficiency, we may, in our sole discretion, offer Benefits for services that would otherwise not be Covered Health Services. The fact that we do so in any particular case shall not in any way be deemed to require us to do so in other similar cases.

Administrative Services

We may, in our sole discretion, arrange for various persons or entities to provide administrative services in regard to the Plan, such as claims processing. The identity of the service providers and the nature of the services they provide may be changed from time to time in our sole discretion. We are not required to give you prior notice of any such change, nor are we required to obtain your approval. You must cooperate with those persons or entities in the performance of their responsibilities.

Amendments to the Plan

We reserve the right, in our sole discretion and without your approval, to change, interpret, modify, withdraw or add Benefits or terminate the Plan. Plan Amendments and Riders are effective on the date we specify.

Any provision of the Plan which, on its effective date, is in conflict with the requirements of federal statutes or regulations, or applicable state law provisions not otherwise preempted by ERISA (of the jurisdiction in which the Plan is delivered) is hereby amended to conform to the minimum requirements of such statutes and regulations.

Any change or amendment to or termination of the Plan, its benefits or its terms and conditions, in whole or in part, shall be made solely in a written amendment (in the case of a change or amendment) or in a written resolution (in the case of a termination), whether prospective or retroactive, to the Plan, in accordance with the procedures established by us. Covered Persons will receive notice of any material modification to the Plan. No one has the authority to make any oral modification to the SPD.

Clerical Error

If a clerical error or other mistake occurs, that error does not create a right to Benefits. These errors include, but are not limited to, providing misinformation on eligibility or Benefit coverages or entitlements. It is your responsibility to confirm the accuracy of statements made by us or our designees, including the Claims Administrator, in accordance with the terms of this SPD and other Plan documents.

Information and Records

At times we or the Claims Administrator may need additional information from you. You agree to furnish us and/or the Claims Administrator with all information and proofs that we may reasonably require regarding any matters pertaining to the Plan. If you do not provide this information when we request it, we may delay or deny payment of your Benefits.

By accepting Benefits under the Plan, you authorize and direct any person or institution that has provided services to you to furnish us or the Claims Administrator with all information or copies of records relating to the services provided to you. We or the Claims Administrator have the right to request this information at any reasonable time. This applies to all Covered Persons, including Enrolled Dependents whether or not they have signed the Participant’s enrollment form. We and the Claims Administrator agree that such information and records will be considered confidential.

We and the Claims Administrator have the right to release any and all records concerning health care services which are necessary to implement and administer the terms of the Plan, for appropriate medical review or quality assessment, or as we are required to do by law or regulation. During and after the term of the Plan, we, the Claims Administrator, and our related entities may use and transfer the information gathered under the Plan for research and analytic purposes.

For complete listings of your medical records or billing statements we recommend that you contact your health care provider. Providers may charge you reasonable fees to cover their costs for providing records or completing requested forms.

If you request medical forms or records from us, we also may charge you reasonable fees to cover costs for completing the forms or providing the records.

In some cases, we or the Claims Administrator will designate other persons or entities to request records or information from or related to you, and to release those records as necessary. Such designees have the same rights to this information as the Plan Administrator.

Examination of Covered Persons

In the event of a question or dispute regarding your right to Benefits, we may require that a Network Physician of our choice examine you at our expense.

Workers’ Compensation not Affected

Benefits provided under the Plan do not substitute for and do not affect any requirements for coverage by workers’ compensation insurance.

Medicare Eligibility

Benefits under the Plan are not intended to supplement any coverage provided by Medicare. Nevertheless, in some circumstances Covered Persons who are eligible for or enrolled in Medicare may also be enrolled under the Plan.

If you are eligible for or enrolled in Medicare, please read the following information carefully.

If you are eligible for Medicare on a primary basis (Medicare pays before Benefits under the Plan), you should enroll for and maintain coverage under both Medicare Part A and Part B. If you don’t enroll and maintain that coverage, and if we are the secondary payer as described in (Section 7: Coordination of Benefits), we will pay Benefits under the Plan as if you were covered under both Medicare Part A and Part B. As a result, you will be responsible for the costs that Medicare would have paid and you will incur a larger out-of-pocket cost.

If you are enrolled in a Medicare Advantage (Medicare Part C) plan on a primary basis (Medicare pays before Benefits under the Plan), you should follow all rules of that plan that require you to seek services from that plan’s participating providers. When we are the secondary payer, we will pay any Benefits available to you under the Plan as if you had followed all rules of the Medicare Advantage plan. You will be responsible for any additional costs or reduced Benefits that result from your failure to follow these rules, and you will incur a larger out-of-pocket cost.

Subrogation and Reimbursement

The Plan has a right to subrogation and reimbursement, as defined below.

Right to Subrogation

The right to subrogation means the Plan is substituted to any legal claims that you may be entitled to pursue for Benefits that the Plan has paid. Subrogation applies when the Plan has paid Benefits for a Sickness or Injury for which a third party is considered responsible, e.g. an insurance carrier if you are involved in an auto accident.

The Plan shall be subrogated to, and shall succeed to, all rights of recovery from any or all third parties, under any legal theory of any type, for 100 percent of any services and Benefits the Plan has paid on your behalf relating to any Sickness or Injury caused by any third party.

Right to Reimbursement

The right to reimbursement means that if a third party causes a Sickness or Injury for which you receive a settlement, judgment, or other recovery, you must use those proceeds to fully return to the Plan 100% of any Benefits you received for that Sickness or Injury.

Third Parties

The following persons and entities are considered third parties:

•	A person or entity alleged to have caused you to suffer a Sickness, Injury or damages, or who is legally responsible for the Sickness, Injury or damages.

•	The Plan Sponsor.

•	Any person or entity who is or may be obligated to provide you with benefits or payments under:

—	Underinsured or uninsured motorist insurance.

—	Medical provisions of no-fault or traditional insurance (auto, homeowners or otherwise).

—	Workers’ compensation coverage.

—	Any other insurance carrier or third party administrator.

Subrogation and Reimbursement Provisions

As a Covered Person, you agree to the following:

•	The Plan has a first priority right to receive payment on any claim against a third party before you receive payment from that third party.

•

The Plan’s subrogation and reimbursement rights apply to full and partial settlements, judgments, or other recoveries paid or payable to you or your representative, no matter how those proceeds are captioned or characterized. Payments include, but are not limited to, economic, non-economic, and punitive damages. The Plan is not required to help you to pursue your claim for damages or personal injuries, or pay any of your associated costs, including attorneys’ fees. No so-called “Fund Doctrine” or “Common Fund Doctrine” or “Attorney’s Fund Doctrine” shall defeat this right.

•	The Plan may enforce its subrogation and reimbursement rights regardless of whether you have been “made whole” (fully compensated for your injuries and damages).

•	You will cooperate with the Plan and its agents in a timely manner to protect its legal and equitable rights to subrogation and reimbursement, including, but not limited to:

—	Complying with the terms of this section.

—	Providing any relevant information requested.

—	Signing and/or delivering documents at its request.

—	Appearing at medical examinations and legal proceedings, such as depositions or hearings.

—	Obtaining the Plan’s consent before releasing any party from liability or payment of medical expenses.

•

If you receive payment as part of a settlement or judgment from any third party as a result of a Sickness or Injury, and the Plan alleges some or all of those funds are due and owed to it, you agree to hold those settlement funds in trust, either in a separate bank account in your name or in your attorney’s trust account. You agree that you will serve as a trustee over those funds to the extent of the Benefits the Plan has paid.

•	If the Plan incurs attorneys’ fees and costs in order to collect third party settlement funds held by you or your representative, the Plan has the right to recover those fees and costs from you.

•	You may not accept any settlement that does not fully reimburse the Plan, without its written approval.

•	You will assign to the Plan all rights of recovery against third parties to the extent of Benefits the Plan has provided for a Sickness or Injury caused by a third party.

•	The Plan’s rights will not be reduced due to your own negligence.

•

The Plan may file suit in your name and take appropriate action to assert its rights under this section. The Plan is not required to pay you part of any recovery it may obtain from a third party, even if it files suit in your name.

•	The provisions of this section apply to the parents, guardian, or other representative of an Enrolled Dependent child who incurs a Sickness or Injury caused by a third party.

•	In case of your wrongful death, the provisions of this section apply to your estate, the personal representative of your estate, and your heirs.

•

Your failure to cooperate with the Plan or its agents is considered a breach of contract. As such, the Plan has the right to terminate your Benefits, deny future Benefits, take legal action against you, and/or set off from any future Benefits the value of Benefits the Plan has paid relating to any Sickness or Injury caused by any third party to the extent not recovered by the Plan due to you or your representative not cooperating with the Plan.

•	If a third party causes you to suffer a Sickness or Injury while you are covered under this Plan, the provisions of this section continue to apply, even after you are no longer a Covered Person.

Refund of Overpayments

If we pay Benefits for expenses incurred on account of a Covered Person, that Covered Person, or any other person or organization that was paid, must make a refund to us if either of the following apply:

•	All or some of the expenses were not paid by the Covered Person or did not legally have to be paid by the Covered Person.

•	All or some of the payment we made exceeded the Benefits under the Plan.

The refund equals the amount we paid in excess of the amount we should have paid under the Plan. If the refund is due from another person or organization, the Covered Person agrees to help us get the refund when requested.

If the Covered Person, or any other person or organization that was paid, does not promptly refund the full amount, we may reduce the amount of any future Benefits that are payable under the Plan. The reductions will equal the amount of the required refund. We may have other rights in addition to the right to reduce future benefits.

Limitation of Action

If you want to bring a legal action against us or the Claims Administrator you must do so within three years from the expiration of the time period in which a request for reimbursement must be submitted, or you lose any rights to bring such an action against us or the Claims Administrator.

You cannot bring any legal action against us or the Claims Administrator for any other reason unless you first complete all the steps in the appeal process described in this document. After completing that process, if you want to bring a legal action against us or the Claims Administrator you must do so within three years of the date you are notified of our final decision on your appeal, or you lose any rights to bring such an action against us or the Claims Administrator.

Section 10: Glossary of Defined Terms

This section: • Defines the terms used throughout this SPD. • Is not intended to describe Benefits.

Alternate Facility—a health care facility that is not a Hospital and that provides one or more of the following services on an outpatient basis, as permitted by law:

•	Surgical services.

•	Emergency Health Services.

•	Rehabilitative, laboratory, diagnostic or therapeutic services.

An Alternate Facility may also provide Mental Health Services or Substance Use Disorder Services on an outpatient or inpatient basis.

Amendment—any attached written description of additional or alternative provisions to the Plan. Amendments are effective only when signed by us or the Plan Administrator. Amendments are subject to all conditions, limitations and exclusions of the Plan, except for those that are specifically amended.

Autism Spectrum Disorders—a group of neurobiological disorders that includes Autistic Disorder, Rhett’s Syndrome, Asperger’s Disorder, Childhood Disintegrated Disorder, and Pervasive Development Disorders Not Otherwise Specified (PDDNOS).

Benefits—your right to payment for Covered Health Services that are available under the Plan. Your right to Benefits is subject to the terms, conditions, limitations and exclusions of the Plan, including this SPD and any attached Riders and Amendments.

Claims Administrator—the company (including its affiliates) that provides certain claim administration services for the Plan.

Congenital Anomaly—a physical developmental defect that is present at birth, and is identified within the first twelve months of birth.

Copayment—the charge you are required to pay for certain Covered Health Services. A Copayment may be either a set dollar amount or a percentage of Eligible Expenses.

Cosmetic Procedures—procedures or services that change or improve appearance without significantly improving physiological function, as determined by the Claims Administrator on our behalf.

Covered Health Service(s) -those health services provided for the purpose of preventing, diagnosing or treating a Sickness, Injury, Mental Illness, Substance Use Disorder, or their symptoms.

A Covered Health Service is a health care service or supply described in (Section 1: What’s Covered—Benefits) as a Covered Health Service, which is not excluded under (Section 2: What’s Not Covered—Exclusions).

Covered Person—either the Participant or an Enrolled Dependent, but this term applies only while the person is enrolled under the Plan. References to “you” and “your” throughout this SPD are references to a Covered Person.

Custodial Care—services that:

•	Are non-health related services, such as assistance in activities of daily living (including but not limited to feeding, dressing, bathing, transferring and ambulating); or

•	Are health-related services which do not seek to cure, or which are provided during periods when the medical condition of the patient who requires the service is not changing; or

•	Do not require continued administration by trained medical personnel in order to be delivered safely and effectively.

Dependent—the Participant’s legal spouse “as defined in the Defense of Marriage Act” or an unmarried dependent child of the Participant or the Participant’s spouse. The term child includes any of the following:

•	A natural child.

•	A stepchild.

•	A legally adopted child.

•	A child placed for adoption.

•	A child for whom legal guardianship has been awarded to the Participant or the Participant’s spouse “as defined in the Defense of Marriage Act”.

The definition of Dependent is subject to the following conditions and limitations:

•	A Dependent includes any unmarried dependent child under 19 years of age.

•

A Dependent includes an unmarried dependent child who is 19 years of age or older, but less than 25 years of age only if you furnish evidence upon our request, satisfactory to us, of all the following conditions:

—	The child must not be regularly employed on a full-time basis.

—	The child must be a Full-time Student.

—	The child must be primarily dependent upon the Participant for support and maintenance.

The Participant must reimburse us for any Benefits that we pay for a child at a time when the child did not satisfy these conditions.

A Dependent also includes a child for whom health care coverage is required through a ‘Qualified Medical Child Support Order’ or other court or administrative order. We are responsible for determining if an order meets the criteria of a Qualified Medical Child Support Order.

A Dependent does not include anyone who is also enrolled as a Participant. No one can be a Dependent of more than one Participant.

Designated Facility—a facility that has entered into an agreement on behalf of the facility and its affiliated staff with the Claims Administrator or with an organization contracting on its behalf to render Covered Health Services for the treatment of specified diseases or conditions. A Designated Facility may or may not be located within your geographic area. The fact that a Hospital is a Network Hospital does not mean that it is a Designated Facility.

Durable Medical Equipment – medical equipment that is all of the following:

•	Can withstand repeated use.

•	Is not disposable.

•	Is used to serve a medical purpose with respect to treatment of a Sickness, Injury or their symptoms.

•	Is generally not useful to a person in the absence of a Sickness, Injury or their symptoms.

•	Is appropriate for use in the home.

Eligible Expenses – for Covered Health Services incurred while the Plan is in effect, Eligible Expenses are determined as stated below:

For Network Benefits, Eligible Expenses are based on either of the following:

•	When Covered Health Services are received from Network providers, Eligible Expenses are the contracted fee(s) with that provider.

•

When Covered Health Services are received from non-Network providers as a result of an Emergency or as otherwise arranged through the Claims Administrator, Eligible Expenses are billed charges unless a lower amount is negotiated.

For Non-Network Benefits, Eligible Expenses are determined by either:

—	negotiated rates agreed to by the non-Network provider and either the Claims Administrator or one of its vendors, affiliates or subcontractors, at the discretion of the Claims Administrator.

—	if rates have not been negotiated, then one of the following amounts:

¿	110 percent of the published rates allowed by the Centers for Medicare and Medicaid Services (CMS) for Medicare for the same or similar service within the geographic market, or

¿	When a rate is not published by CMS for the service, Claims Administrator uses an available gap methodology to determine a rate for the service as follows:

•

For services other than Pharmaceutical Products, Claims Administrator uses a gap methodology that uses a relative value scale, which is usually based on the difficulty, time, work, risk and resources of the service. The relative value scale currently used is created by Ingenix. If the Ingenix relative value scale becomes no longer available, a comparable scale will be used. Claims Administrator and Ingenix are related companies through common ownership by UnitedHealth Group.

•

For Pharmaceutical Products, the Claims Administrator uses gap methodologies that are similar to the pricing methodology used by CMS, and produces fees based on published acquisition costs or average wholesale price for the pharmaceuticals. These methodologies are currently created by RJ Health Systems, Thomson Reuters (published in its Red Book), or the Claims Administrator based on an internally developed pharmaceutical pricing resource.

¿

When a rate is not published by CMS for the service and a gap methodology does not apply to the service, or the provider does not submit sufficient information on the claim to pay it under CMS published rates or a gap methodology, the Eligible Expense is based on 50 percent of the provider’s billed charge, except that certain Eligible Expenses for mental health and substance use disorder services are based on 80 percent of the billed charge.

The Claims Administrator updates the CMS published rate data on a regular basis when updated data from CMS becomes available. Theses updates are typically implemented within 30 to 90 days after CMS updates its data.

These provisions do not apply if you receive Covered Health Services from a non-Network provider in an Emergency. In that case, Eligible Expenses are the amounts billed by the provider, unless the Claims Administrator negotiates lower rates.

For certain Covered Health Services, you are required to pay a percentage of Eligible Expenses in the form of a Copayment.

Eligible Expenses are subject to the Claims Administrator’s reimbursement policy guidelines, which are applied in its discretion. You may request a copy of the guidelines related to your claim from the Claims Administrator.

Eligible Person – a person classified by the Plan Administrator as an Officer or equivalent (Tier 1), Vice President or equivalent (Tier 2), or an Executive Plan participant retiring between the ages of 62 and 65, or the legal spouse of an eligible retiree of the Plan Administrator, who meets the eligibility rules.

Emergency – a serious medical condition or symptom resulting from Injury, Sickness or Mental Illness which is both of the following:

•	Arises suddenly.

•	In the judgment of a reasonable person, requires immediate care and treatment, generally received within 24 hours of onset, to avoid jeopardy to life or health.

Emergency Health Services – health care services and supplies necessary for the treatment of an Emergency.

Enrolled Dependent – a Dependent who is properly enrolled under the Plan.

Experimental or Investigational Services – medical, surgical, diagnostic, psychiatric, Substance Use Disorder or other health care services, technologies, supplies, treatments, procedures, drug therapies or devices that, at the time determination is made regarding coverage in a particular case, are determined to be any of the following:

•

Not approved by the U.S. Food and Drug Administration (FDA) to be lawfully marketed for the proposed use and not identified in the American Hospital Formulary Service or the United States Pharmacopoeia Dispensing Information as appropriate for the proposed use.

•	Subject to review and approval by any institutional review board for the proposed use.

•

The subject of an ongoing clinical trial that meets the definition of a Phase 1, 2 or 3 clinical trial set forth in the FDA regulations, regardless of whether the trial is actually subject to FDA oversight.

If you have a life-threatening Sickness or condition (one which is likely to cause death within one year of the request for treatment) we may, in our discretion, determine that an Experimental or Investigational Service meets the definition of a Covered Health Service for that Sickness or condition. For this to take place, we must determine that the procedure or treatment is promising, but unproven, and that the service uses a specific research protocol that meets standards equivalent to those defined by the National Institutes of Health.

Full-time Student – a person who is enrolled in and attending, full-time, a recognized course of study or training at one of the following:

•	An accredited high school.

•	An accredited college or university.

•	A licensed vocational school, technical school, beautician school, automotive school or similar training school.

Full-time Student status is determined in accordance with the standards set forth by the educational institution. You are no longer a Full-time Student on the date in which you turn 25 years of age, you graduate or otherwise cease to be enrolled and in attendance at the institution on a full-time basis.

You continue to be a Full-time Student during periods of regular vacation established by the institution. If you do not continue as a Full-time Student immediately following the period of vacation, the Full-time Student designation will end as described above.

Home Health Agency – a program or organization authorized by law to provide health care services in the home.

Hospital – an institution, operated as required by law, that is both of the following:

•

Is primarily engaged in providing health services, on an inpatient basis, for the acute care and treatment of injured or sick individuals. Care is provided through medical, diagnostic and surgical facilities, by or under the supervision of a staff of Physicians.

•	Has 24 hour nursing services.

A Hospital is not primarily a place for rest, custodial care or care of the aged and is not a nursing home, convalescent home or similar institution.

Initial Enrollment Period – the initial period of time, as determined by the Plan Administrator, during which Eligible Persons may enroll themselves and their Dependents under the Plan.

Injury – bodily damage other than Sickness, including all related conditions and recurrent symptoms.

Inpatient Rehabilitation Facility – a Hospital (or a special unit of a Hospital that is designated as an Inpatient Rehabilitation Facility) that provides rehabilitation health services (physical therapy, occupational therapy and/or speech therapy) on an inpatient basis, as authorized by law.

Inpatient Stay – an uninterrupted confinement, following formal admission to a Hospital, Skilled Nursing Facility or Inpatient Rehabilitation Facility.

Intensive Outpatient Treatment – a structured outpatient Mental Health or Substance Use Disorder treatment program that may be free-standing or Hospital-based and provides services for at least three hours per day, two or more days per week.

Intermediate Care – Mental Health or Substance Use Disorder treatment that encompasses the following:

•	care at a Residential Treatment Facility;

•	care at a Partial Hospitalization/Day Treatment program; or

•	care through an Intensive Outpatient Treatment Program.

Maximum Plan Benefit – the maximum amount that we will pay for Benefits during the entire period of time that you are enrolled under the Plan, or any other plan of the Plan Sponsor. When the Maximum Plan Benefit applies, it is described in (Section 1: What’s Covered—Benefits).

Medicare – Parts A, B, C and D of the insurance program established by Title XVIII, United States Social Security Act, as amended by 42 U.S.C. Sections 1394, et seq. and as later amended.

Mental Health Services – Covered Health Services for the diagnosis and treatment of Mental Illnesses. The fact that a condition is listed in the current Diagnostic and Statistical Manual of the American Psychiatric Association does not mean that treatment for the condition is a Covered Health Service.

Mental Health/Substance Use Disorder Designee – the organization or individual, designated by the Claims Administrator, that provides or arranges Mental Health Services and Substance Use Disorder Services for which Benefits are available under the Plan.

Mental Illness – those mental health or psychiatric diagnostic categories that are listed in the current Diagnostic and Statistical Manual of the American Psychiatric Association, unless those services are specifically excluded under the Plan.

Network – when used to describe a provider of health care services, this means a provider that has a participation agreement in effect (either directly or indirectly) with the Claims Administrator or with the Claims Administrator’s affiliate to participate in the Claims Administrator’s Network; however, this does not include those providers who have agreed to discount their charges for Covered Health Services by way of their participation in the Shared Savings Program. The Claims Administrator’s affiliates are those entities affiliated with them through common ownership or control with the Claims Administrator or with its ultimate corporate parent, including direct and indirect subsidiaries.

A provider may enter into an agreement to provide only certain Covered Health Services, but not all Covered Health Services, or to be a Network provider for only some of the Claims Administrator’s products. In this case, the provider will be a Network provider for the Covered Health Services and products included in the participation agreement, and a non-Network provider for other Covered Health Services and products. The participation status of providers will change from time to time.

Network Benefits – Benefits for Covered Health Services that are provided by a Network Physician or other Network provider. Network Benefits include Emergency Health Services.

Non-Network Benefits – Benefits for Covered Health Services that are provided by a non-Network Physician or other non-Network provider.

Open Enrollment Period – a period of time that follows the Initial Enrollment Period during which Eligible Persons may enroll themselves and Dependents under the Plan, as determined by us.

Partial Hospitalization/Day Treatment – a structured ambulatory program that may be a free-standing or Hospital-based program and that provides services for at least 20 hours per week.

Participant – an Eligible Person who is properly enrolled under the Plan. The Participant is the person (who is not a Dependent) on whose behalf the Plan is established.

Physician – any Doctor of Medicine, “M.D.”, or Doctor of Osteopathy, “D.O.”, who is properly licensed and qualified by law.

Please Note: Any podiatrist, dentist, psychologist, chiropractor, optometrist, or other provider who acts within the scope of his or her license will be considered on the same basis as a Physician. The fact that we describe a provider as a Physician does not mean that Benefits for services from that provider are available to you under the Plan.

Plan – PPO Executive Plan for Stein Mart, Inc. Health Benefit Plan.

Plan Administrator – is Stein Mart, Inc. or its designee as that term is defined under ERISA.

Plan Sponsor – Stein Mart, Inc. References to “we”, “us”, and “our” throughout the SPD refer to the Plan Sponsor.

Pregnancy – includes all of the following:

•	Prenatal care.

•	Postnatal care.

•	Childbirth.

•	Any complications associated with Pregnancy.

Residential Treatment Facility – a facility which provides a program of effective Mental Health Services or Substance Use Disorder Services treatment and which meets all of the following requirements:

•	it is established and operated in accordance with applicable state law for residential treatment programs;

•	it provides a program of treatment under the active participation and direction of a Physician and approved by the Mental Health/Substance Use Disorder Designee;

•	it has or maintains a written, specific and detailed treatment program requiring full-time residence and full-time participation by the patient; and

•	it provides at least the following basic services in a 24-hour per day, structured milieu:

—	room and board;

—	evaluation and diagnosis;

—	counseling; and

—	referral and orientation to specialized community resources.

A Residential Treatment Facility that qualifies as a Hospital is considered a Hospital.

Rider – any attached written description of additional Covered Health Services not described in this SPD. Riders are effective only when signed by us and are subject to all conditions, limitations and exclusions of the Plan except for those that are specifically amended in the Rider.

Semi-private Room – a room with two or more beds. When an Inpatient Stay in a Semi-private Room is a Covered Health Service, the difference in cost between a Semi-private Room and a private room is a Benefit only when a private room is necessary in terms of generally accepted medical practice, or when a Semi-private Room is not available.

Shared Savings Program – the Shared Savings Program provides access to discounts from the provider’s charges when services are rendered by those non-Network providers that participate in that program. The Claims Administrator will use the Shared Savings Program to pay claims when doing so will lower Eligible Expenses. The Claims Administrator does not credential the Shared Savings Program providers and the Shared Savings Program providers are not Network providers. Accordingly, Benefits for Covered Health Services provided by Shared Savings Program providers will be paid at the Non-Network Benefit level (except in situations when Benefits for Covered Health Services provided by non-Network providers are payable at Network Benefit levels, as in the case of Emergency Health Services). When the Claims Administrator uses the Shared Savings Program to pay a claim, patient responsibility is limited to Copayments calculated on the contracted rate paid to the provider, in addition to any required Annual Deductible.

Sickness – physical illness, disease or Pregnancy. The term Sickness as used in this SPD does not include Mental Illness or Substance Use Disorder, regardless of the cause or origin of the Mental Illness or Substance Use Disorder.

Skilled Nursing Facility – a Hospital or nursing facility that is licensed and operated as required by law.

Spinal Treatment – detection or correction (by manual or mechanical means) of subluxation(s) in the body to remove nerve interference or its effects. The interference must be the result of, or related to, distortion, misalignment or subluxation of, or in, the vertebral column.

Substance Use Disorder Services – Covered Health Services for the diagnosis and treatment of alcoholism and Substance Use Disorder disorders that are listed in the current Diagnostic and Statistical Manual of the American Psychiatric Association, unless those services are specifically excluded. The fact that a disorder is listed in the Diagnostic and Statistical Manual of the American Psychiatric Association does not mean that treatment of the disorder is a Covered Health Service.

Total Disability or Totally Disabled – a Participant’s inability to perform all of the substantial and material duties of his or her regular employment or occupation; and a Dependent’s inability to perform the normal activities of a person of like age and sex.

Transitional Care – Mental Health Services/Substance Use Disorder Services that are provided through transitional living facilities, group homes and supervised apartments that provide 24-hour supervision that are either:

•

sober living arrangements such as drug-free housing, alcohol/drug halfway houses. These are transitional, supervised living arrangements that provide stable and safe housing, an alcohol/drug-free environment and support for recovery. A sober living arrangement may be utilized as an adjunct to ambulatory treatment when treatment doesn’t offer the intensity and structure needed to assist the Covered Person with recovery.

•

supervised living arrangement which are residences such as transitional living facilities, group homes and supervised apartments that provide members with stable and safe housing and the opportunity to learn how to manage their activities of daily living. Supervised living arrangements may be utilized as an adjunct to treatment when treatment doesn’t offer the intensity and structure needed to assist the Covered Person with recovery.

Unproven Services – services that are not consistent with conclusions of prevailing medical research which demonstrate that the health service has a beneficial effect on health outcomes and that are not based on trials that meet either of the following designs.

•	Well-conducted randomized controlled trials. (Two or more treatments are compared to each other, and the patient is not allowed to choose which treatment is received.)

•

Well-conducted cohort studies. (Patients who receive study treatment are compared to a group of patients who receive standard therapy. The comparison group must be nearly identical to the study treatment group.)

Decisions about whether to cover new technologies, procedures and treatments will be consistent with conclusions of prevailing medical research, based on well-conducted randomized trials or cohort studies, as described.

If you have a life-threatening Sickness or condition (one that is likely to cause death within one year of the request for treatment) we and the Claims Administrator may, in our discretion, determine that an Unproven Service meets the definition of a Covered Health Service for that Sickness or condition. For this to take place, we and the Claims Administrator must determine that the procedure or treatment is promising, but unproven, and that the service uses a specific research protocol that meets standards equivalent to those defined by the National Institutes of Health.

Urgent Care Center – a facility, other than a Hospital, that provides Covered Health Services that are required to prevent serious deterioration of your health, and that are required as a result of an unforeseen Sickness, Injury, or the onset of acute or severe symptoms.

Riders, Amendments, Notices

Attachment I

Attachment II

Notice of Amendment of the Stein Mart, Inc. & Subsidiaries Health Benefit Plan For

Stein Mart, Inc. & Subsidiaries

Attachment I

Women’s Health and Cancer Rights Act of 1998

As required by the Women’s Health and Cancer Rights Act of 1998, we provide Benefits under the Plan for mastectomy, including reconstruction and surgery to achieve symmetry between the breasts, prostheses, and complications resulting from a mastectomy (including lymphedema).

If you are receiving Benefits in connection with a mastectomy, Benefits are also provided for the following Covered Health Services, as you determine appropriate with your attending Physician:

•	All stages of reconstruction of the breast on which the mastectomy was performed;

•	Surgery and reconstruction of the other breast to produce a symmetrical appearance; and

•	Prostheses and treatment of physical complications of the mastectomy, including lymphedema.

The amount you must pay for such Covered Health Services (including Copayments and any Annual Deductible) are the same as are required for any other Covered Health Service. Limitations on Benefits are the same as for any other Covered Health Service.

Statement of Rights under the Newborns’ and Mothers’ Health Protection Act

Under Federal law, group health Plans and health insurance issuers offering group health insurance coverage generally may not restrict Benefits for any Hospital length of stay in connection with childbirth for the mother or newborn child to less than 48 hours following a vaginal delivery, or less than 96 hours following a delivery by cesarean section. However, the Plan or issuer may pay for a shorter stay if the attending provider (e.g., your physician, nurse midwife, or physician assistant), after consultation with the mother, discharges the mother or newborn earlier.

Also, under Federal law, plans and issuers may not set the level of Benefits or out-of-pocket costs so that any later portion of the 48-hour (or 96-hour) stay is treated in a manner less favorable to the mother or newborn than any earlier portion of the stay.

In addition, a plan or issuer may not, under Federal law, require that a physician or other health care provider obtain authorization for prescribing a length of stay of up to 48 hours (or 96 hours). However, to use certain providers or facilities, or to reduce your out-of-pocket costs, you may be required to obtain precertification. For information on precertification, contact your issuer.

Attachment II

Summary Plan Description

Name of Plan: Stein Mart, Inc. Welfare Benefit Plan

Name, Address and Telephone Number of Plan Sponsor and Named Fiduciary:

Stein Mart, Inc.

1200 Riverplace Blvd.

Jacksonville, FL 32207

(904) 346-1510

The Plan Sponsor retains all fiduciary responsibilities with respect to the Plan except to the extent the Plan Sponsor has delegated or allocated to other persons or entities one or more fiduciary responsibility with respect to the Plan.

Employer Identification Number (EIN): 64-0466198

IRS Plan Number: 501

Effective Date of Plan: January 1, 2010

Type of Plan: Group health care coverage plan

Name, Business address, and Business Telephone Number of Plan Administrator:

Stein Mart, Inc.

1200 Riverplace Blvd.

Jacksonville, FL 32207

(904) 346-1510

Claims Administrator: The company which provides certain administrative services for the Plan.

UnitedHealthcare Insurance Company

Attn: Claims

450 Columbus Blvd.

Hartford, CT 06115-0450

The Claims Administrator shall not be deemed or construed as an employer for any purpose with respect to the administration or provision of benefits under the Plan Sponsor’s Plan. The Claims Administrator shall not be responsible for fulfilling any duties or obligations of an employer with respect to the Plan Sponsor’s Plan.

Type of Administration of the Plan: The Plan Sponsor provides certain administrative services in connection with its Plan. The Plan Sponsor may, from time to time in its sole discretion, contract with outside parties to arrange for the provision of other administrative services including arrangement of access to a Network Provider; claims processing services, including coordination of benefits and subrogation; utilization management and complaint resolution assistance. This external administrator is referred to as the Claims Administrator. The Plan Sponsor also has selected a provider network established by UnitedHealthcare Insurance Company. The named fiduciary of Plan is Stein Mart, Inc., the Plan Sponsor.

I

Person designated as agent for service of legal process:

Attn: Greg Lohman

Director of Benefits and Compensation

Stein Mart, Inc.

1200 Riverplace Blvd.

Jacksonville, FL 32207

(904) 346-1500

Source of contributions under the Plan: There are no contributions to the Plan. All Benefits under the Plan are paid from the general assets of the Plan Sponsor. Any required employee contributions are used to partially reimburse the Plan Sponsor for Benefits under the Plan.

Method of calculating the amount of contribution: Employee-required contributions to the Plan Sponsor are the employee’s share of costs as determined by Plan Sponsor. From time to time the Plan Sponsor will determine the required employee contributions for reimbursement to the Plan Sponsor and distribute a schedule of such required contributions to employees.

Date of the end of the year for purposes of maintaining Plan’s fiscal records: The Plan year shall be a twelve month period beginning January 1 ending December 31.

Determinations of Qualified Medical Child Support Orders:

The Plan’s procedures for handling qualified medical child support orders are available without charge upon request to the Plan Administrator.

Although the Plan Sponsor currently intends to continue the Benefits provided by this Plan, the Plan Sponsor reserves the right, at any time and for any reason or no reason at all, to change, amend, interpret, modify, withdraw or add Benefits or terminate this Plan or this Summary Plan Description, in whole or in part and in its sole discretion, without prior notice to or approval by Plan participants and their beneficiaries. Any change or amendment to or termination of the Plan, its benefits or its terms and conditions, in whole or in part, shall be made solely in a written amendment (in the case of a change or amendment) or in a written resolution (in the case of termination), whether prospective or retroactive, to the Plan. The amendment or resolution is effective only when approved by the body or person to whom such authority is formally granted by the terms of the Plan. No person or entity has any authority to make any oral changes or amendments to the Plan.

Benefits under the Plan are furnished in accordance with the Plan Description issued by the Plan Sponsor, including this Summary Plan Description.

Participant’s rights under the Employee Retirement Income Security Act of 1974 (ERISA) and the procedures to be followed in regard to denied claims or other complaints relating to the Plan are set forth in the body of this Summary Plan Description.

Statement of Employee Retirement Income Security Act of 1974 (ERISA) Rights

As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:

II

Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of the summary annual report.

Continue Group Health Plan Coverage

Continue health care coverage for yourself, spouse or dependents if there is a loss of coverage under the Plan as a result of a qualifying event. You or your dependents may have to pay for such coverage. Review this Summary Plan Description and the documents governing the plan on the rules governing your COBRA continuation coverage rights.

Reduction or elimination of exclusionary periods of coverage for preexisting conditions under your group health plan, if you have creditable coverage from another group health plan. You should be provided a certificate of creditable coverage, free of charge, from your group health plan or health insurance issuer when you lose coverage under the plan, when you become entitled to elect COBRA continuation coverage, when your COBRA continuation coverage ceases, if you request it before losing coverage, or if you request it up to 24 months after losing coverage. Without evidence of creditable coverage, you may be subject to a preexisting condition exclusion for 12 months (18 months for late enrollees) after your enrollment date in your coverage.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union, or any other person may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

III

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, United States Department of Labor listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publication hotline of the Employee Benefits Security Administration.

IV

Notice of Amendment of the Stein Mart, Inc. & Subsidiaries Health Benefit Plan For Stein Mart, Inc. & Subsidiaries

For: All Full-time Eligible Employees and Executives

Your Health Benefits Plan Booklet is amended on January 1, 2010 to include:

Stein Mart, Inc. & Subsidiaries Health Benefit Plan

Plan Document

Security of Electronic Protected Health Information

Under the federal security regulations enacted pursuant to the Health Insurance Portability and Accountability Act of 1996 (HIPAA), your health plans are required to safeguard the confidentiality and ensure the integrity and availability of your Electronic Protected Health Information. Protected Health Information (PHI) is individually identifiable health information related to your condition, services provided to you, or payments made for your care, which is created or received by a health plan, a health care clearinghouse, or a health care provider that electronically transmits such information. Electronic Protected Health Information (ePHI) is PHI that is maintained or transmitted in electronic form. Stein Mart, Inc. & Subsidiaries Health Benefit Plan and Stein Mart, Inc. & Subsidiaries will reasonably and appropriately safeguard ePHI created, received, maintained, or transmitted to or by Stein Mart, Inc. & Subsidiaries on behalf of the Plan.

The Plan and Stein Mart, Inc. & Subsidiaries are separate and independent legal entities, which exchange information to coordinate your Plan coverage. In order to receive ePHI from the Plan, Stein Mart, Inc. & Subsidiaries agrees that it will:

•

Implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the ePHI that Stein Mart, Inc. & Subsidiaries creates, receives, maintains, or transmits on behalf of the Plan;

•	Ensure that access to, and use and disclosure of ePHI by the employees or classes of employees described in this Plan document is supported by reasonable and appropriate security measures;

•

Ensure that any agent, including a subcontractor, to whom Stein Mart, Inc. & Subsidiaries provides this information agrees to implement reasonable and appropriate security measures to protect the information; and

•	Report to the Plan any security incident of which Stein Mart, Inc. & Subsidiaries becomes aware.

I

Only the following departments under the control of Stein Mart, Inc. & Subsidiaries may have access to ePHI: Human Resources Department and IT Department. Such departments may only have access to, and use and disclose, ePHI for purposes of the plan administrative functions described in this Plan document Stein Mart, Inc. & Subsidiaries performs for the Plan.

If you believe your rights under HIPAA have been violated, you have the right to file a complaint with the Plan or with the Secretary of the U.S. Department of Health and Human Services. Stein Mart, Inc. & Subsidiaries has provided a mechanism for resolving issues of noncompliance by employees described above who have access to ePHI. To obtain more information, please contact the Human Resources Department.

All other terms, provisions and conditions shown in your Health Benefits Plan Booklet will continue to apply.

II